UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Streamline Health Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 13, 2024

Dear Fellow Stockholder,

On behalf of the board of directors, I cordially invite you to attend the 2024 Annual Meeting of Stockholders of Streamline Health Solutions, Inc., which will be held on June 13, 2024, commencing at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://meetnow.global/M6T9X4G at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Streamline Health exited 2023 as a stronger, leaner and more agile organization capable of driving innovation and growth in the complex landscape of hospital revenue cycles. Our nation’s health systems exist to provide clinical care, but they must spend valuable time and resources getting paid for providing that care. Our flagship solutions, RevID and eValuator, identify, prioritize and make actionable specific financial opportunities, which coupled with our service model allows our clients to make the systemic changes they need to improve their revenue cycle and ensure they are accurately paid for the care they provide. We are confident that shifts in the macro environment and the investments we have made in our innovation, service and growth teams will deliver continued bookings momentum in fiscal year 2024, and, as a result, we will deliver increased value to our clients and investors.

Your vote on the business to be considered at the Annual Meeting is important, regardless of the number of shares you own. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

The Notice of Annual Meeting of Stockholders and Proxy Statement contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. The Notice of Annual Meeting of Stockholders and Proxy Statement also are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Regards,

Wyche T. “Tee” Green, III
Chairman of the Board of Directors

STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

NOTICE OF VIRTUAL 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2024

To the Stockholders of Streamline Health Solutions, Inc.:

Notice is hereby given that the 2024 Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. will be held on June 13, 2024, at 10:00 a.m., Eastern Time, at https://meetnow.global/M6T9X4G, for the following purposes:

1.

PROPOSAL 1—To elect the seven candidates nominated by our board of directors to serve as directors until a successor is duly elected and qualified at the 2025 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation.

2.	PROPOSAL 2—To approve, on a non-binding advisory basis, the compensation of our named executive officers.

3.	PROPOSAL 3—To ratify the appointment of the firm of FORVIS, LLP to serve as our independent registered public accounting firm for fiscal year 2024.

4.	PROPOSAL 4—To approve the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”).

5.	PROPOSAL 5—To consider any and all other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 15, 2024, will be entitled to notice of, and to vote at, the 2024 Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors,

Bryant J. Reeves, III
Chief Financial Officer

Atlanta, Georgia

May 13, 2024

A Proxy Statement and proxy card are included herewith. As a stockholder, you are urged to vote. See “General Information—Voting Methods” in the included Proxy Statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024.

Our Notice of Annual Meeting of Stockholders, Proxy Statement for the 2024 Annual Meeting of Stockholders and 2023 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2024

GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the board of directors of Streamline Health Solutions, Inc., a Delaware corporation, for use at our 2024 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at https://meetnow.global/M6T9X4G, at 10:00 a.m., Eastern Time, on June 13, 2024.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:30 a.m., Eastern Time, on June 13, 2024, by logging into https://meetnow.global/M6T9X4G and entering your control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at https://meetnow.global/M6T9X4G, type your question into the “Ask a Question” field, and click “Submit.”

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Streamline Health Solutions, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 10, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Streamline Health Solutions, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

As used in this Proxy Statement, the terms “Streamline,” the “Company,” “we,” “us,” and “our” refer to Streamline Health Solutions, Inc. The term “common stock” means shares of our common stock, par value $0.01 per share.

This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about May 13, 2024. A copy of the 2023 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement and is also available online at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 13, 2024:

This Proxy Statement and the 2023 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Stockholders Entitled to Notice and to Vote

All holders of record of our common stock at the close of business on April 15, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.

At the close of business on the Record Date, we had 60,911,508 shares of common stock outstanding and entitled to vote at the Annual Meeting, and no shares of preferred stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of our common stock held. Shares of our common stock may not be voted cumulatively.

Quorum

Our bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted FOR, AGAINST, WITHHELD, or ABSTAIN, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum. In addition, broker-non votes, if any, will be counted towards the quorum requirement.

Distinction between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Methods

Stockholders of Record

By Mail. Registered stockholders may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage prepaid envelope. We strongly encourage you, however, to consider using the Internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the Internet or telephone, you do not need to mail your proxy card.

By Internet. Registered stockholders may vote on the Internet at http://www.envisionreports.com/STRM. Please have your proxy card available when going online and follow the online instructions. Stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees. Internet voting for registered stockholders is available up until 1:00 a.m. Central Time, on June 13, 2024, the day of the Annual Meeting. The Internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

By Telephone. Registered stockholders also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up until 1:00 a.m., Central Time, on June 13, 2024, the day of the Annual Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

By Attending the Annual Meeting. If you attend the Annual Meeting and wish to vote at the Annual Meeting, you may vote through https://meetnow.global/M6T9X4G.

Beneficial Owners

If your shares are held of record in the name of a bank, broker or other nominee, you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of seven directors for terms expiring at the 2025 Annual Meeting of Stockholders, (2) the approval, on a non-binding advisory basis, of the compensation of our named executive officers (“say-on-pay”), (3) the ratification of FORVIS, LLP (“FORVIS”) to serve as the Company’s independent registered public accounting firm for fiscal year 2024, (4) the approval of the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”), and (5) such other business as may properly come before the Annual Meeting.

With regard to Proposal 1 (Election of Directors), votes may be cast for the nominees or may be withheld. All nominees are current directors. The election of directors requires a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting, and the seven nominees receiving the greatest number of votes will be elected. Abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

With regard to Proposal 2 (“Say-on-Pay”), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 2 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal 2 is a non-binding advisory vote.

With regard to Proposal 3 (Ratification of FORVIS), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 3 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

With regard to Proposal 4 (Approval of the 2024 Plan), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 4 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and provide a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends voting “FOR ALL NOMINEES” listed in Proposal 1, “FOR” Proposals 2, 3 and 4 and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Proposals 1, 2 and 4 are not considered “routine” matters as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to Proposal 1 (Election of Directors), Proposal 2 (“Say-on-Pay”), and Proposal 4 (Approval of the 2024 Plan). Proposal 3 is considered a “routine” matter, and therefore, brokers will have the discretion to vote with respect to Proposal 3 (Ratification of FORVIS) even if they do not receive voting instructions from the beneficial owner of the shares.

The persons identified as having the authority to vote the proxies granted by the proxy card will have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) attending and voting during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you already have provided to your broker, trustee, or other nominee. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

We will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting the proxies we are seeking. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, and other employees in person, by telephone, or via facsimile. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense.

List of Stockholders

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, by sending a written request to our Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009.

PROPOSAL I—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect seven directors, each to hold office until a successor is duly elected and qualified at the 2025 Annual Meeting of Stockholders, or otherwise, or until any earlier resignation or removal. All nominees standing for election are currently serving as members of our board of directors and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable or unwilling to serve as a director.

Candidates for director were identified and recommended for nomination by the Governance and Nominating Committee of our board of directors. All members of the Governance and Nominating Committee are independent directors. The Governance and Nominating Committee and our board of directors have determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and ownership of shares of our common stock to bring the perspective of a stockholder to the board of directors. The Governance and Nominating Committee and our board of directors believe that the composition of the board of directors as a whole should reflect diversified business experiences, education, knowledge of and skills relating to the healthcare and healthcare technology industries, sales and marketing, investment banking, accounting and finance, and knowledge of our operations. The Governance and Nominating Committee and the board of directors take all of these diversity factors into account when considering individual director candidates because we believe that these diversity factors can enhance the overall perspectives of our board of directors and of management.

Board Diversity Matrix (As of May 13, 2024)
Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

To date, neither our board of directors nor the Governance and Nominating Committee has deemed it necessary to engage a third-party search firm to assist in identifying suitable candidates for directors but have the authority to do so in the future. Accordingly, no fees were paid to any such search firm in connection with the nominees for directors named in this Proxy Statement. The Governance and Nominating Committee currently believes that the existing members of our board of directors and executive management have sufficient networks of business contacts to form the candidate pool from which nominees will be identified. Once a candidate is identified as a possible director nominee by the Governance and Nominating Committee, our board of directors (or as many members of the board of directors as feasible) will meet with such candidate. The Governance and Nominating Committee will then take any feedback that it receives from the board of directors regarding the possible director nominee and evaluate the candidate using the criteria outlined above. The Governance and Nominating Committee would evaluate a director candidate recommended by a stockholder using the same process described above.

Nominees for Election as Directors

The following seven incumbent directors are being nominated by the board of directors for re-election to the board of directors: Wyche T. “Tee” Green, III, Matthew W. Etheridge, Justin J. Ferayorni, Kenan H. Lucas, Jonathan R. Phillips, Judith E. Starkey, and Benjamin L. Stilwill. The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of Streamline for each director nominee are set forth below.

Wyche T. “Tee” Green, III, age 52, has served as our Executive Chairman since October 2023, has served on our board of directors since August 2018 and has served as Chairman of our board of directors since January 2019. Mr. Green previously served as our President and Chief Executive Officer from October 2019 to October 2023. Mr. Green has served as Chairman and Chief Executive Officer of 121G, LLC, an investment company that he founded, since 2013. Mr. Green previously served as Executive Director of Greenway Health, f/k/a Greenway Medical Technologies, Inc., an electronic health record and practice management based in Carrollton, Georgia, which he co-founded, from 2001 to May 2018. Mr. Green served as Chief Executive Officer of Greenway Health from 2010 to April 2016 and was responsible for leading the company’s strategic direction while managing the sales, marketing and business development teams. Mr. Green currently serves on the board of directors of Wellbox Inc. and ReferralPoint. Mr. Green received a bachelor’s degree in business administration management from Auburn University. Mr. Green is well-qualified to serve on our board of directors. He brings his experience as a software executive, his knowledge of our industry and his ability to bring perspective to the board of directors.

Matthew W. Etheridge, age 51, is a private investor with over 20 years of investment management experience, with a primary focus on healthcare services and information technology. Previously, Mr. Etheridge was a Managing Partner of Perry Capital LLC, a private investment management firm, where he was Co-Portfolio Manager of the firm’s healthcare group, which managed public and private investments in healthcare and other industries. Prior to joining Perry Capital in 2001, Mr. Etheridge was an investment analyst for Stanford Management Company, the investment manager of Stanford University’s endowment. Prior to joining Stanford Management in 1997, Mr. Etheridge was a consultant with McKinsey & Company. Mr. Etheridge received his J.D. from Stanford Law School and his A.B. in Economics from Stanford University. Mr. Etheridge currently serves on the boards of Lightbeam Health Solutions, Conversio Health, and Healthmine. He previously served on the boards of Universal American Corp (NYSE: UAM), naviHealth, and S.A.C. Re. Mr. Etheridge’s demonstrated track record of supporting leading healthcare technology businesses and wide-ranging experience will add significant value to our board of directors.

Justin J. Ferayorni, age 50, has served on our board of directors since December 2019. Mr. Ferayorni is the Founder and Chief Investment Officer of Tamarack Advisers, LP which operates Tamarack Global Healthcare Funds, an SEC registered hedge fund family focused on investing in healthcare related equities. Mr. Ferayorni has operated directly and indirectly in the financial and capital markets for over 25 years through experience in investment banking and investment management. Mr. Ferayorni served in several positions across the financial services industry focused on analyzing companies within the healthcare industry, including positions as a healthcare analyst and portfolio manager. In addition, Mr. Ferayorni was previously employed with Robertson Stephens & Co., where he worked on both corporate finance and mergers and acquisitions transactions. Mr. Ferayorni is experienced in fundamental financial analysis, corporate decision making, and accounting principles. Mr. Ferayorni received his CFA designation in September 2000. Mr. Ferayorni previously served as an independent director for Reality Shares ETF Trust. Mr. Ferayorni’s experiences within the healthcare sector and capital markets broadly allow him to provide our board of directors with valuable insights and analysis for industry-specific strategic and financial developments.

Kenan H. Lucas, age 39, has served on our board of directors since January 2018. Mr. Lucas joined Harbert Management Corporation in August 2014 where he currently serves as the Managing Director and Portfolio Manager of Harbert Discovery Fund, which invests in small, publicly traded companies. From December 2017 until immediately prior to its acquisition by Enghouse Systems Ltd. In February 2023, Mr. Lucas served on the board of directors of Qumu Corporation (Nasdaq: QUMU), a provider of tools to create, manage, secure, distribute, and measure the success of live and on demand video for the enterprise. Previously, Mr. Lucas worked at Swander Pace Capital, a middle-market private equity firm. At Swander Pace, he closed a number of acquisitions and re-financings, evaluated investment opportunities, and monitored portfolio companies, advising them on strategy, growth initiatives, acquisition opportunities, and corporate financing options. Prior to Swander Pace, Mr. Lucas was at Cowen and Company, a middle-market investment bank, where he advised companies on sell-side transactions and strategic alternatives. Mr. Lucas earned an MBA from the Darden School of Business at the University of Virginia, where he received the Faculty Award for Academic Excellence. Mr. Lucas has a BA in Economics, magna cum laude, from Vanderbilt University. Mr. Lucas’s investment management experience allows him to provide our board of directors with valuable insights and analysis in equity capital markets, evaluating financing options, assessing corporate strategy, and considering other strategic alternatives. He also contributes to the board of directors through his perspective as one of the Company’s largest stockholders.

Jonathan R. Phillips, age 51, has served on our board of directors since May 2005 and previously served as Chairman of our board of directors from May 2009 to January 2019. Mr. Phillips has served as Managing Director and Head of Venture Capital and Private Equity at First Trust Portfolios, a diversified asset management firm headquartered in Wheaton, Illinois, since November 2016. Mr. Phillips is a Managing Director of A1 Health Ventures, an early stage healthcare technology venture capital firm. In 2005, Mr. Phillips founded Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies, and served as its Managing Director until November 2016. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, an investment banking firm. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting. From 2007 until immediately prior to its acquisition by Merge Healthcare Incorporated (Nasdaq: MRGE) in 2011, Mr. Phillips was a director of Ophthalmic Imaging Systems, Inc., a public company that provided software and technology for ophthalmology practices, where he served on the audit, compensation, and nominating committees and chaired the special committee. Mr. Phillips also serves as a director for several private companies. Mr. Phillips currently serves on the Board of Trustees of DePauw University where he chairs the Buildings and Grounds Committee and serves on the Executive Committee, the Rush University Medical Center Associates board, and several other non-profit boards. Mr. Phillips is a securities principal having completed the Series 24, 7 and 63 exams. Mr. Phillips earned his MBA in Finance, Marketing and Health Services Management from the J. L. Kellogg School of Management, Northwestern University, and his BA in Economics and Management from DePauw University. Mr. Phillips is well-qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors as a venture capital and private equity investor managing a portfolio of over 100 investments, including over 50 healthcare investments. During his career, Mr. Phillips has completed over 115 transactions involving healthcare companies, which transactions had an aggregate value of over $2.5 billion. He also has completed over 40 strategic advisory engagements for healthcare technology and services companies. These experiences within the healthcare sector allow Mr. Phillips to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for our Company.

Judith E. Starkey, age 73, has served on our board of directors since September 2014. Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates, which she launched in 1986 and was acquired by Emdeon in 2010. Chamberlin Edmonds, now Change Healthcare, is a leading provider of patient eligibility and enrollment services to hospitals, government agencies and managed care organizations. Since 2010, Ms. Starkey has been a self-employed entrepreneur, speaker and author. Ms. Starkey began her career in health service management, medical cost control and government systems with the Social Security Administration. While employed by the government, Ms. Starkey designed a management system that enabled states to comply with federal and state regulations. She also designed and implemented a process that reduced the cost of administering the Social Security Disability Insurance Benefits program by several million dollars. Ms. Starkey is an oft-honored expert in her field and is an advanced member of the Healthcare Financial Management Association, has delivered Congressional testimony and presents at national/state forums of healthcare professionals. She currently serves on the board of The Johns Hopkins Berman Institute of Bioethics. Ms. Starkey received her BS degree in Psychology from Spring Hill College and her MS in Psychology from Georgia State University. Ms. Starkey’s experience as an entrepreneur and executive in the healthcare information technology industry provides our board of directors with important insight in growing and managing our business. Further, her experience in government provides the board of directors with an important understanding of the regulatory environment for our Company.

Benjamin L. Stilwill, age 35, has served as our Chief Executive Officer since October 2023 and has served on our board of directors since February 2024. Mr. Stilwill previously served as our President from October 2022 to October 2023. Prior to that, Mr. Stilwill served as President and CEO of eValuator Solutions from February 2022 to October 2022 and as Senior Vice President, Customer Success from March 2020 to February 2022. From 2013 to 2020, Mr. Stilwill held various roles with the Company in Finance, Corporate Development, IT Infrastructure and Sales. Prior to joining the Company, Mr. Stilwill worked as a Financial Analyst in the Mergers and Acquisitions practice of BMO Capital Markets. Mr. Stilwill has a Bachelor of Arts degree in Economics from DePauw University and an Executive MBA from Villanova University. Mr. Stilwill’s leadership within the Company has enabled us to provide significant value to our clients and his perspective will provide tremendous value to our board of directors moving forward.

Our board of directors recommends a vote “FOR ALL” nominees listed above.

PROPOSAL 2—ADVISORY VOTE ON COMPENSATION
OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY’)

Proposed Advisory Resolution of Stockholders

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of Streamline Health Solutions, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure under “Executive Compensation.”

References in this Proxy Statement to “named executive officers” refer to Wyche T. “Tee” Green, III, Benjamin L. Stilwill, Bryant J. Reeves, III, Wendy Lovvorn and Thomas J. Gibson. For information regarding the compensation of our named executive officers, see “Compensation Discussion and Analysis” and “Executive Compensation.”

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). As discussed in “Compensation Discussion and Analysis—Overview of Streamline’s Executive Compensation,” the Compensation Committee’s compensation objectives are to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities; align the interests of our executive officers with the long-term interests of the Company’s stockholders through the grant of equity incentive awards; and provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention. The Compensation Committee has determined that the compensation structure for our named executive officers is effective and appropriate.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Our board of directors recommends a vote “FOR” the approval of the compensation of the named executive officers as set forth in this Proposal 2.

PROPOSAL 3—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 1, 2022, the Company was notified that Dixon Hughes Goodman LLP (“DHG”), the Company’s independent registered public accounting firm, merged with BKD, LLP (“BKD”), and the combined practice now operates under the name FORVIS, LLP (“FORVIS”). The Audit Committee approved the engagement of FORVIS, the successor in the merger of DHG and BKD, as the Company's independent registered public accounting firm, effective June 1, 2022, and FORVIS has served as our independent registered public accounting firm since such date.

The Audit Committee proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of FORVIS, LLP to serve as our independent registered public accounting firm for fiscal year 2024. A representative of FORVIS is expected to be present at the Annual Meeting and available to respond to appropriate questions from stockholders, and the representative will have the opportunity to make a statement if he or she desires to do so.

Action by our stockholders is not required by law in the appointment of an independent registered public accounting firm, but the appointment is submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors. If the resolution ratifying our selection of FORVIS as our independent registered public accounting firm is rejected by our stockholders, then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our board of directors recommends a vote “FOR” ratification of the appointment of FORVIS as our independent registered public accounting firm for fiscal year 2024.

PROPOSAL 4—APPROVAL OF THE 2024 PLAN

Background

On April 15, 2024 (the “Effective Date”), our board of directors approved the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”), subject to approval of the 2024 Plan by our stockholders at the Annual Meeting. Awards, other than restricted stock, may be granted under the 2024 Plan on and after the Effective Date, but no such awards may be exercised, vested, paid or otherwise settled, or any shares of common stock issued, unless and until our stockholders approve the 2024 Plan. Restricted stock may only be granted if and after our stockholders approve the 2024 Plan.

In assessing the appropriate terms of the 2024 Plan, the board of directors considered, among other items, our compensation philosophy and practices, as well as feedback from other stakeholders. The board of directors believes that awards tied to our common stock and Company performance promote the long-term success of the Company and views the 2024 Plan as an essential element of the Company’s overall compensation program.

The board of directors believes that the 2024 Plan (i) assists the Company in attracting, retaining and motivating our employees, officers, directors and consultants; (ii) provides equitable and competitive compensation opportunities; (iii) recognizes individual contributions; and (iv) rewards goal achievement and aligns the interests of the participants with those of our stockholders.

The following summary of the material terms of the 2024 Plan is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached as Appendix A hereto.

Expected Duration

We expect that the shares available under the 2024 Plan for future awards, if the 2024 Plan is approved by our stockholders, will be sufficient for currently anticipated awards for the next three years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2024 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.

Summary of the 2024 Plan

Eligibility

Employees and consultants of the Company and its affiliates are eligible to receive awards under the 2024 Plan, including all of our executive officers and approximately 75 other employees and consultants. Non-employee directors (currently 5) are also eligible to receive awards under the 2024 Plan. Incentive stock options (“ISOs”), however, may only be granted to employees of the Company and its corporate subsidiaries.

Administration

We will bear all expenses of the 2024 Plan, and our Compensation Committee will administer the plan. The Compensation Committee has the authority to grant awards to such eligible persons and upon such terms and conditions (not inconsistent with the provisions of the 2024 Plan) as it may consider appropriate. Among the Compensation Committee’s powers is the authority to (i) determine the form, amount and other terms and conditions of awards; (ii) clarify, construe or resolve any ambiguity in any provision of the 2024 Plan or any award agreement; (iii) amend the terms of outstanding awards, subject to the grantee’s consent in certain cases and the 2024 Plan’s prohibitions against repricing of awards without stockholder approval; and (iv) adopt such rules, forms, instruments and guidelines for administering the 2024 Plan as the Compensation Committee deems necessary or proper. The Compensation Committee may delegate any or all of its administrative authority to one or more of our officers, except with respect to awards to non-employee directors and executive officers, including executive officers who are subject to Section 16 of the Exchange Act. Based on service, performance and/or other factors or criteria, the Compensation Committee may, after grant of the award, accelerate the vesting of all or any part of the award. Notwithstanding the foregoing, any exercise of discretion regarding awards for non-employee directors must be approved by our board of directors.

Share Limits and Share Counting Provisions

Under the terms of the 2024 Plan, the maximum number of shares of our common stock reserved for delivery in settlement of awards shall be an aggregate of (i) 6,000,000 shares of our common stock, $0.01 par value per share, plus (ii) that number of shares of common stock remaining available for issuance as of the Effective Date under the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended (the “Prior Plan”) (that is, shares of common stock not subject to outstanding awards under the Prior Plan nor delivered from the shares of common stock reserved under the Prior Plan), plus (iii) that number of shares of common stock subject to awards granted under the Prior Plan that are outstanding as of the Effective Date and which become available in accordance with the provisions below after the stockholders of the Company approve the Plan. The total number of shares of common stock that may be delivered pursuant to the exercise of ISOs granted under the 2024 Plan may not exceed 8,579,052 shares of common stock.

Shares of common stock covered by an award shall only be counted as used to the extent actually used. A share of common stock issued in connection with an award under the 2024 Plan shall reduce the total number of shares of common stock available for issuance under the 2024 Plan by one; provided, however, that, upon settlement of a stock appreciation right (“SAR”), the total number of shares available for issuance under the 2024 Plan shall be reduced by the gross number of shares underlying the portion of the SAR that is exercised. If any award under the 2024 Plan or any award under the Prior Plan that is outstanding as of the Effective Date terminates without the delivery of shares of common stock, whether by lapse, forfeiture, cancellation or otherwise, the shares of common stock subject to such award, to the extent of any such termination, shall again be available for grant under the 2024 Plan. Notwithstanding the foregoing, upon the exercise of any such award granted in tandem with any other awards, such related awards shall be cancelled to the extent of the number of shares of common stock as to which the award is exercised, and such number of shares shall no longer be available for awards under the 2024 Plan. If any shares subject to an award granted under the 2024 Plan or any award granted under the Prior Plan that is outstanding as of the Effective Date are withheld or applied as payment in connection with the exercise of such award or the withholding or payment of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares of common stock will be treated as having been delivered for purposes of determining the maximum number of shares remaining available for grant under the 2024 Plan and shall not again be treated as available for grant under the 2024 Plan. The number of shares available for issuance under the 2024 Plan may not be increased through the purchase of shares on the open market with the proceeds obtained from the exercise of any options or purchase rights granted under the 2024 Plan or the Prior Plan. Notwithstanding the foregoing, however, in the case of any substitute award granted in assumption of or in substitution for an entity award issued by an acquired entity, shares delivered or deliverable in connection with such substitute award shall not be counted against the number of shares reserved under the 2024 Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a stockholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the 2024 Plan, and shall not reduce the number of shares otherwise available under the 2024 Plan (subject to applicable stock exchange requirements).

If a dividend or other distribution (whether in cash, shares or other property) (excluding ordinary dividends or distributions), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or the repurchase or exchange of shares of our common stock or other securities, or other rights to purchase shares of our securities or other similar transaction or event, affects our shares of common stock such that the Compensation Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2024 Plan, the Compensation Committee shall make an equitable change or adjustment as it deems appropriate in the number and kind of securities that may be issued pursuant to awards under the 2024 Plan, the per individual limits on the awards that can be granted in any calendar year and any outstanding awards and the related exercise prices (as defined below) relating to any such awards, if any.

Grant Limits

Generally, no grantee (other than a non-employee director) may be granted awards in a single fiscal year of the Company under the 2024 Plan denoted in shares with respect to more than 400,000 shares (twice that limit for awards granted in the Company’s fiscal year in which the grantee (other than a non-employee director) first commences employment or service). The maximum potential value of awards under the 2024 Plan denoted in dollars that may be granted in a single fiscal year of the Company to any grantee (other than a non-employee director) may not exceed $500,000 (twice that limit for awards granted to a grantee (other than a non-employee director) in the Company’s fiscal year in which the grantee first commences employment or service). A non-employee director may not be granted awards under the 2024 Plan in a single fiscal year of the Company that, taken together with any cash fees paid for the director’s service as a director during the year, exceeds $500,000 in total value (calculating the value of such awards based on the grant date fair value for financial accounting purposes.

Types of Awards

The 2024 Plan permits the grant of any or all of the following types of awards to grantees: (i) stock options, including non-qualified options and ISOs; (ii) SARs; (iii) restricted stock; (iv) deferred stock and restricted stock units; (v) performance units and performance shares; (vi) dividend equivalents; and (vii) other stock-based awards.

Generally, awards under the 2024 Plan are granted for no consideration other than prior and/or future services. Awards granted under the 2024 Plan may, in the discretion of the Compensation Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2024 Plan or any other plan of ours; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term, and the exercise price of the SAR may not be less than the exercise price of the related ISO. The material terms of each award will be set forth in a written or electronic award agreement between the grantee and the Company. The agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the 2024 Plan. The 2024 Plan is unfunded, and we will not segregate any assets for grants of awards under the 2024 Plan. The 2024 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Other than awards excluded from the minimum vesting requirement as set forth herein, no award may be granted under the 2024 Plan that will be eligible to vest earlier than 12 months after the date of grant and/or have a performance period of less than 12 months. Notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of our common stock available under the 2024 Plan may be granted without regard to such minimum vesting requirements. The foregoing restrictions do not limit the Compensation Committee’s authority to accelerate, or provide for the acceleration of, the vesting of all or any part of any award granted under the 2024 Plan.

Stock Options and SARs

The Compensation Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our parent or subsidiary corporations). A stock option allows a grantee to purchase a specified number of our shares at a predetermined price per share (the “Option Exercise Price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share (the “SAR Exercise Price”). The Option Exercise Price or SAR Exercise Price will be determined by the Compensation Committee and set forth in the award agreement, but neither may be less than the fair market value of a share on the grant date (110 percent of the fair market value in case of certain ISOs or SARs granted in tandem with certain ISOs).

The term of each option or SAR is determined by the Compensation Committee and set forth in the award agreement, except that the term may not exceed 10 years (five years in case of certain ISOs or SARs granted in tandem with certain ISOs). Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Compensation Committee, by delivering shares of common stock previously owned by the grantee, by the withholding of shares of common stock to be acquired upon the exercise of such option or by delivering restricted shares of common stock. The Compensation Committee may also permit a grantee to pay the Option Exercise Price through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as nonqualified options. No participant may be granted SARs in tandem with ISOs, which are first exercisable in any calendar year for shares of Company stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000.

Restricted Shares

The Compensation Committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Compensation Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. Unless the award agreement eliminates such rights, a grantee receiving restricted shares will have the right to vote the restricted shares and to receive any dividends payable on such restricted shares if and at the time the restricted shares vest (such dividends to either be deemed reinvested into additional restricted shares subject to the same terms as the restricted shares to which such dividends relate or accumulated and paid in cash when the restricted shares vest). Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units and Deferred Stock

The Compensation Committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event. A restricted stock unit award is the grant of a right to receive a specified number of our shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. Unless the agreement eliminates such rights, however, a grantee receiving restricted stock units or deferred stock will receive dividend equivalents with respect to restricted stock units or deferred stock, and such dividend equivalents will either be deemed to be reinvested in additional shares of restricted stock units or deferred stock subject to the same terms as the shares of restricted stock or deferred stock to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock units or deferred stock becomes vested and payable.

Performance Units

The Compensation Committee may grant performance units, which entitle a grantee to cash or shares of common stock conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Performance Shares

The Compensation Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Compensation Committee and reflected in the award agreement. The Compensation Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our shares. Dividend equivalents may be paid directly to grantees upon vesting or may be deferred for later delivery under the 2024 Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in our shares, other awards or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Other Stock-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2024 Plan also authorizes the Compensation Committee to grant awards that are valued in whole or in part by reference to or otherwise based on shares of our common stock. The Compensation Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards

The Compensation Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition to awards being granted or becoming exercisable or payable under the 2024 Plan, or as a condition to accelerating the timing of such events. Any applicable performance measure may be applied on a pre- or post-tax basis. An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Notwithstanding the foregoing, the vesting, exercise or payment of an award (other than a performance-based award) can be conditioned on mere continued employment or service.

Settlement of Awards

Awards generally may be settled in cash, shares of our common stock, other awards or other property, in the discretion of the Compensation Committee to the extent permitted by the terms of the 2024 Plan.

Change of Control

If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of our shares or assets (a “Corporate Transaction”) that results in a Change in Control (as defined in the 2024 Plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Compensation Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the terms of the 2024 Plan or the Compensation Committee accelerates the vesting of any such awards) and, with respect to any vested and nonforfeitable awards, the Compensation Committee shall either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction and/or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award will be cancelled without any payment to the grantee. Additionally, outstanding time-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) generally shall vest and become non-forfeitable upon a Change in Control; outstanding time-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) generally shall vest and become non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within 12 months after the Change in Control (provided such accelerated vesting does not violate Section 409A of the Code). Outstanding performance-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be prorated and vest at target; outstanding performance-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be converted into time-based awards and will become vested and non-forfeitable upon the grantee’s retirement, death, disability, or termination without cause, in each case within 12 months after the Change in Control (provided such accelerated vesting does not violate Section 409A of the Code). The foregoing actions are subject to compliance with Section 409A of the Code.

Amendment and Termination of the 2024 Plan

The 2024 Plan may be amended, suspended or terminated by our board of directors without further stockholder approval, unless such stockholder approval of any such amendment is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our shares of common stock are then listed or quoted. An amendment will be contingent on approval of our stockholders if the amendment would (i) increase the benefits accruing to participants under the 2024 Plan, including without limitation, any amendment to the 2024 Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of common stock that may be issued under the 2024 Plan, or (iii) modify the requirements as to eligibility for participation in the 2024 Plan. In addition, subject to the terms of the 2024 Plan, no amendment or termination of the 2024 Plan may materially and adversely affect the right of a grantee under any outstanding award granted under the 2024 Plan without the participant’s consent.

Unless earlier terminated by our board of directors, the 2024 Plan will terminate when no shares of common stock remain reserved and available for issuance and no other awards remain outstanding or, if earlier, on the day immediately preceding the tenth anniversary of the Effective Date.

Stockholder Rights

No grantee shall have any rights as a stockholder of the Company until such award is settled by the issuance of common stock, other than awards for which certain voting and dividend rights or dividend equivalents may be granted.

Transferability

Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the grantee to whom the award is granted, the award may only be exercised by, or payable to, the grantee. However, the Compensation Committee may provide that awards other than ISOs or a corresponding SAR that is related to an ISO may be transferred by a grantee to any permitted transferee (as defined in the 2024 Plan). Any such transfer will be permitted only if (i) the grantee does not receive any consideration for the transfer, (ii) the Compensation Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the permitted transferee. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the grantee, except that such transferee may only transfer the award by will or the laws of descent and distribution.

No Repricing

Notwithstanding any other provision of the 2024 Plan, no option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other options or SARs with a lower exercise or grant price or shares or cash, without stockholder approval.

Compliance with Applicable Law

No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which our Company is a party, and the rules of all domestic stock exchanges on which our Company’s shares may be listed.

No Employment Rights

Awards do not confer upon any individual any right to continue in the employ or service of our Company or any affiliate or subsidiary.

Recoupment of Awards

The 2024 Plan provides that awards granted under the 2024 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the claw-back of “incentive-based compensation” under any claw-back policy that we may have in place or under the Exchange Act or under any applicable rules and regulations promulgated by the SEC or other applicable law or the primary stock exchange on which our shares are listed.

Miscellaneous

Each grantee in the 2024 Plan remains subject to the securities trading policies adopted by our Company from time to time with respect to the exercise of options or SARs or the sale of shares of Company stock acquired pursuant to awards granted under the 2024 Plan. A grantee shall forfeit any and all rights under an award upon notice of termination by the Company or any affiliate for “Cause” as such term is defined in the 2024 Plan. Award agreements shall contain such other terms and conditions as the Compensation Committee may determine in its sole discretion (to the extent not inconsistent the 2024 Plan).

New Plan Benefits

The benefits that will be awarded or paid under the 2024 Plan are currently not determinable. The awards granted under the 2024 Plan will depend on the administrator’s actions and the fair market value of shares at various future dates and the administrator has not determined future awards or who might receive them. As a result, it is not possible to determine the benefits that executive officers and other employees and non-employee directors and consultants will receive if the 2024 Plan is approved by the Company’s stockholders.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. Federal income tax consequences of certain transactions under the 2024 Plan based on the law in effect as of the date of this Proxy Statement. This summary, which is presented for the information of stockholders considering how to vote on this proposal, is not intended to be exhaustive. It does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or foreign, state, or local tax consequences. Nor does it describe tax consequences based on any grantee’s particular circumstances. Each grantee in the 2024 Plan should refer to the text of the plan set forth in Appendix A attached hereto and consult with his or her own tax advisor as to specific questions relating to tax consequences of participation in the plan.

Nonqualified Stock Options. The grant of a nonqualified stock option will not be a taxable event. The optionee generally will recognize ordinary income upon exercise of the option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the option, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “IRC”) or any other tax rule. Upon disposition of the shares received upon exercise, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

ISOs. Neither the grant nor the exercise of an ISO will be a taxable event for regular tax purposes, except that the alternative minimum tax may apply to the exercise. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of the option provided the optionee does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the optionee. For purposes of determining such gain or loss, the optionee’s basis in such shares will, in general, be the exercise price of such option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the option. If the optionee disposes of the shares acquired upon exercise before satisfying both of the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized upon the disposition of the shares) and the exercise price of such option, and the Company will generally be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be taxed as a long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

SARs. The grant of a SAR will not be a taxable event. The recipient of a SAR generally will recognize ordinary income upon exercise of the SAR, in an amount equal to the excess of the fair market value of the exercised shares at the time of exercise (including shares withheld by us to satisfy tax withholding obligations) over the exercise or base price of the SAR, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. Upon disposition of any shares received upon exercise, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the recipient upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the recipient’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the SAR was exercised).

Restricted Shares. The grant of restricted stock will not be a taxable event until the award vests, unless the participant timely files an election under Section 83(b) of the IRC to be taxed at the time of grant. If the recipient makes such an election, he or she will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss, and any dividends paid after the date of grant will be taxed as dividend income. If the recipient does not make an 83(b) election, the recipient will upon vesting recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any), and any dividends that accrue and become vested similarly will be taxed as ordinary wage income. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The Company will generally be allowed a deduction for the compensation income recognized by the recipient, subject to any limitations under Section 162(m) or any other tax rule.

Restricted Stock Units, Deferred Stock, Performance Units and Performance Based Awards. The grant of an award of restricted stock units (including deferred stock, performance-based awards, or performance units) will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents), and generally the Company will be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income with respect to the shares. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares. A recipient who makes a proper election to defer the settlement of restricted stock units will not recognize income with respect to the restricted stock units, and the Company will not be entitled to a corresponding deduction, until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income, and the Company will be entitled to a corresponding deduction, subject to any limitations under Section 162(m) of the IRC or any other tax rule, equal to the fair market value of the shares of common stock issued at that time (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents).

Other Stock-Based Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock-based, the recipient will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the IRC.

Equity Compensation Plan Information

Because future awards under the 2024 Plan will be granted in the discretion of the Compensation Committee, the type, number of recipients and other terms of such awards cannot be determined at this time.

Recommendation of Board Directors

Our board of directors recommends a vote “FOR” approval of the 2024 Plan as set forth in this Proposal 4.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of our company and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Set forth below is information regarding the meetings of the board of directors during fiscal year 2023, a description of the board of directors’ standing committees and additional information about our corporate governance policies and procedures.

Board of Directors Meetings and Committees

The board of directors met six times during fiscal year 2023. Standing committees of the board of directors currently include the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

All nominees for election as directors at the Annual Meeting were unanimously recommended by the Governance and Nominating Committee and unanimously nominated by the current board of directors, including all of the independent directors. Under our bylaws, director nominations may be brought at an Annual Meeting of Stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the bylaws as in effect from time to time. For this Annual Meeting, we received no director nominations from stockholders. For additional information, see “Stockholder Proposals for 2025 Annual Meeting of Stockholders.”

Our board of directors has determined that Messrs. Lucas, Phillips, Ferayorni, Etheridge and Ms. Starkey are all “Independent Directors” in accordance with the standards set forth in Item 407(a)(1)(i) of Regulation S-K and in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

There are no family relationships among any of the above-named directors or nominees for director or among any of the directors or nominees for director and any of our executive officers.

In fiscal year 2023, each incumbent director attended at least 75% of the meetings of our board of directors and of the committees of the board of directors on which he or she served.

The roles of Chairman of the board of directors and Chief Executive Officer are currently separated. Periodically, our board of directors and Governance and Nominating Committee assess these roles and the board leadership structure to ensure our interests and the interests of our stockholders are best served at this time. The position of Chairman of the board of directors is currently held by Wyche T. Green, III, and the position of CEO is currently held by Benjamin L. Stilwill. The board of directors believes that the current separation between the roles of Chairman of the board of directors and CEO allows Mr. Stilwill to focus on the day-to-day operation and management of the Company, while allowing Mr. Green to focus on leading the board of directors in overseeing the interests of our Company and our stockholders. Although the roles of CEO and Chairman of the board of directors are currently separated, the board of directors has not adopted a formal policy requiring such separation. Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and our stockholders are best served.

The Audit Committee

The Audit Committee is comprised entirely of independent directors. Messrs. Phillips (Committee Chairman), Ferayorni and Lucas are presently the members of the Audit Committee. The Audit Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Audit Committee met separately as a committee four times during fiscal year 2023. The Audit Committee, along with management, met separately or as part of the entire board of directors to review each of our quarterly and annual financial statements filed on Form 10-Q or Form 10-K prior to the filing of those reports with the SEC. The Audit Committee Chairman separately discusses our financial reports with the auditors on a regular basis. The Audit Committee’s functions include the engagement of our independent registered public accounting firm, review of the results of the audit engagement and our financial results, review of our financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors’ independence, review of the effectiveness of our internal controls and similar functions, and approval of all auditing and non-auditing services performed by our independent registered public accounting firm. The board of directors has determined that Jonathan R. Phillips is an audit committee financial expert as defined under SEC rules and regulations.

The Compensation Committee

The Compensation Committee is comprised entirely of independent directors. Ms. Starkey (Committee Chairwoman), Mr. Lucas and Mr. Phillips are presently the members of the Compensation Committee. The Compensation Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Compensation Committee met separately as a committee two times during fiscal year 2023. The Compensation Committee reviews the performance of, and establishes the salaries and all other compensation of, our executive officers. The Compensation Committee also administers the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended (the “Third Amended 2013 Plan”) and is responsible for grants of equity awards under the Third Amended 2013 Plan.

The Governance and Nominating Committee

The Governance and Nominating Committee is comprised entirely of independent directors. Messrs. Ferayorni (Committee Chairman) and Phillips and Ms. Starkey are presently the members of the Governance and Nominating Committee. The purposes of the Governance and Nominating Committee are to assist the board of directors in complying with and overseeing our Code of Business Conduct and Ethics (the “Code of Conduct”), to review and consider developments in corporate governance practices, to identify and recommend individuals to the board of directors for nomination as members of our board of directors and its committees, and to develop and oversee the process for nominating individuals to our board of directors. The Governance and Nominating Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Governance and Nominating Committee met separately as a committee one time during fiscal year 2023.

The Governance and Nominating Committee has established procedures through which confidential complaints may be made by employees directly to the Chairman of the Governance and Nominating Committee regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in our filings with the SEC; violations of our Code of Conduct; or any other matters relating to questionable actions taken by our employees, officers or directors.

The Governance and Nominating Committee also has established a review process for all members of our board of directors. In this process, all members perform a self-review and assessment of their own performance as a director and review and provide constructive feedback of all the other directors. The Governance and Nominating Committee oversees a similar 360-degree review process for our Chief Executive Officer where he is reviewed by himself, by the other directors, and by his direct management reports.

Corporate Governance Policies

Communications with the Board of Directors

We encourage stockholder communication with the board of directors. Any stockholder who wishes to communicate with the board of directors or with any particular director, including any independent director, may send a letter addressed to the Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009. Communications should indicate that you are a Company stockholder and clearly specify whether such communication is intended to be delivered to the entire board of directors or to one or more particular directors(s). All communications to directors will be transmitted promptly without any editing or screening by the Corporate Secretary.

Code of Conduct

The board of directors adopted our Code of Conduct, which applies to all of our directors, officers, and employees. Our Code of Conduct is available through our website at http://www.streamlinehealth.net.

Director Attendance at Annual Meetings of Stockholders

We have not implemented a formal policy regarding director attendance at the Annual Meeting of Stockholders. Typically, our board of directors holds its annual organizational meeting directly following the Annual Meeting of Stockholders, which results in most directors attending the Annual Meeting of Stockholders. Messrs. Green and Phillips attended the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) virtually, and we currently expect Messrs. Green and Phillips to virtually attend the 2024 Annual Meeting of Stockholders.

Risk Management

Our management is responsible for day-to-day risk management of the Company. Management reports to the board of directors on the material risks the Company faces when management determines that the Company’s risk profile materially changes. The board of directors uses management’s reports to evaluate the Company’s exposure to risks in light of the Company’s business plan and growth strategies. The board of directors primarily focuses on risks in the areas of operations, liquidity and compliance, which the board of directors believes are the areas most likely to have a potential impact on the Company in a material way.

Executive Sessions of Independent Directors

Our board of directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the board of directors, as a whole.

No Executive Loans

We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Employee, Officer and Director Hedging

We do not have in place any practices or policies regarding hedging, and any transactions to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in market value of our securities by employees, officer or directors are generally permitted.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2024 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and each nominee for director; (iii) each named executive officer; and (iv) all directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of April 15, 2024 (including shares subject to restrictions that lapse within 60 days of April 15, 2024) are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or other rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 60,911,508 shares of common stock outstanding as of April 15, 2024. None of our directors or named executive officers beneficially owns any shares of our preferred stock.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned
Five Percent Stockholders
Tamarack Advisers, LP(1)	5,963,233	9.72%
Harbert Discovery Fund, LP(2)	4,824,212	7.92%
GCI Partners(3)	3,917,082	6.43%

Directors and Named Executive Officers
Justin J. Ferayorni(4)	5,963,233	9.72%
Kenan H. Lucas(5)	4,824,212	7.92%
Wyche T. “Tee” Green, III(6)	2,928,797	4.74%
Matthew Etheridge(7)	1,384,211	2.24%
Jonathan R. Phillips(8)	1,311,543	2.15%
Judith E. Starkey(9)	887,311	1.46%
Benjamin L. Stilwill(10)	464,476	*
Thomas J. Gibson(11)	413,938	*
Wendy L. Lovvorn(12)	378,766	*
Bryant J. Reeves, III(13)	79,418	*
All current directors and executive officers as a group (9 persons)(14)	18,635,905	29.48%

* Amount represents less than 1.0%.

(1)

 Based on the Schedule 13D/A filed with the SEC on June 22, 2023 and information provided by Tamarack Advisers, LP (“Tamarack Advisers”) to the Company, Tamarack Advisers is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital GP, LLC is deemed to be the beneficial owner of such shares because of its position of general partner of Tamarack Advisers. Tamarack Capital Management, LLC is deemed to be the beneficial owner of such shares because of its position as general partner to the funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member of Tamarack Capital. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 497,426 shares of common stock which includes 86,207 shares of restricted stock over which the holder has sole voting but no investment power. The reported securities represent 4,244,334 shares held directly by Tamarack Global Healthcare Fund, L.P. and 686,548 shares held directly by Tamarack Global Healthcare Fund QP, L.P. The address of the Tamarack entities and Mr. Ferayorni is 300 Carlsbad Village Drive, Suite 108A-228, Carlsbad, CA 92008.

(2)

 Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 28, 2022, Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 4,824,212 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling stockholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(3)

 Based on the Schedule 13G filed with the SEC on September 27, 2023, GCI Partners Opportunity Fund L.P. (the “GCI Partners”) is deemed to have shared voting and dispositive power over 3,917,082 shares of common stock which it purchases, holds and sells for investment purposes. Niraj A. Gupta exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by GCI Partners, and by virtue of such status, may be deemed to be the beneficial owner of such shares. The address of each of GCI Partners and Niraj A. Gupta is 1350 Avenue of the Americas, 3rd Floor, New York, NY 10019.

(4)

 Based on the Schedule 13D/A filed with the SEC on June 22, 2023 and information provided by Tamarack Advisers, LP (“Tamarack Advisers”) to the Company, Tamarack Advisers is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital GP, LLC is deemed to be the beneficial owner of such shares because of its position of general partner of Tamarack Advisers. Tamarack Capital Management, LLC is deemed to be the beneficial owner of such shares because of its position as general partner to the funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and owner of Tamarack Capital. The reported securities represent 4,244,334 shares held directly by Tamarack Global Healthcare Fund, L.P. and 686,548 shares held directly by Tamarack Global Healthcare Fund QP, L.P. The address of the Tamarack entities and Mr. Ferayorni is 300 Carlsbad Village Drive, Suite 108A-228, Carlsbad, CA 92008. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 497,426 shares of common stock which includes 86,207 shares of restricted stock over which the holder has sole voting but no investment power. Includes 448,718 shares issuable pursuant to exercisable warrants held by The Ferayorni Family Trust. Justin J. Ferayorni may be deemed to be the beneficial owner of shares held by The Ferayorni Family Trust because he is a co-trustee of The Ferayorni Family Trust.

(5)

 Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 28, 2022. Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 4,824,212 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling stockholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(6)

 Includes (i) 2,031,361 shares of common stock and (ii) 897,436 shares of common stock issuable pursuant to exercisable warrants held by 121G, LLC of which Mr. Green is the managing member and as a result, has sole voting and dispositive power with respect to such shares.

(7)	Includes (i) 200,000 shares of restricted stock over which the holder has sole voting but no investment power, and (ii) 921,053 shares of common stock issuable pursuant to exercisable warrants.

(8)

 Includes (i) 86,207 shares of restricted stock over which the holder has sole voting but no investment power, and (ii) 72,500 shares of common stock held by Mr. Phillip's wife or in her trust. Includes 44,872 shares of common stock issuable pursuant to exercisable warrants.

(9) Includes 86,207 shares of restricted stock over which the holder has sole voting but no investment power.

(10)	Includes (i) 214,900 shares of restricted stock over which the holder has sole voting but no investment power, (ii) 52 shares of common stock held by Mr. Stilwill's wife, and (iii) 10,000 shares of common stock issuable pursuant to exercisable options.

(11) In October 2023, Mr. Gibson departed from the Company. As a result, the number of shares beneficially owned as reported is based on Mr. Gibson's latest Form 4 filing on November 2, 2023.

(12) Includes 214,400 shares of restricted stock over which the holder has sole voting but no investment power.

(13) Includes 70,100 shares of restricted stock over which the holder has sole voting but no investment power.

(14) Includes (i) stock options that are currently exercisable or exercisable within 60 days of April, 15, 2024, to purchase 10,000 shares of common stock, (ii) 2,312,079 shares of common stock issuable pursuant to warrants currently exercisable or exercisable within 60 days of April 15, 2024, and (iii) 6,051,116 shares of common stock held indirectly.

EXECUTIVE OFFICERS

The names, ages, and positions held by our executive officers as of the Record Date, are set forth below. All of our current executive officers hold office until their successors are elected and qualified or until any removal or resignation. Our executive officers are elected by the board of directors and serve at the discretion of the board of directors. For more information about Wyche T. “Tee” Green III, Executive Chairman, and Benjamin L. Stilwill, Chief Executive Officer, please see “Proposal 1—Election of Directors—Nominees for Election as Directors” in this Proxy Statement.

Name	Age	Position	First Appointed as Executive Officer
Wyche T. “Tee” Green, III(1)	52	Executive Chairman	2019
Benjamin L. Stilwill(2)	35	Chief Executive Officer	2022
Bryant J. Reeves, III(3)	48	Chief Financial Officer	2023
Wendy L. Lovvorn	51	Chief People Officer	2021

(1)	Mr. Green was appointed Executive Chairman of the Company in October 2023.
(2)	Mr. Stilwill was appointed Chief Executive Officer of the Company in October 2023.
(3)

 Mr. Reeves was appointed as Interim Chief Financial Officer of the Company in October 2023 and was designated an executive officer at that time. Mr. Reeves was appointed Chief Financial Officer of the Company in April 2024.

Bryant J. Reeves, III, age 48, has served as Chief Financial Officer since April 2024. Prior to that, Mr. Reeves served as Interim Chief Financial Officer of the Company from October 2023 to April 2024 and as the Company’s Chief of Staff from December 2022 to October 2023. Mr. Reeves previously served in corporate accounting and financial reporting management roles with the Company, including as the Director of Financial Planning and Analysis from October 2021 to December 2022 and as Director of Revenue from July 2020 to October 2021. Prior to joining the Company, Mr. Reeves held various senior finance and accounting roles with Agilysys, Inc., a publicly traded hospitality software solution developer, from June 2013 to July 2020.

Wendy L. Lovvorn, age 51, has served as our Chief People Officer since March 2021. Prior to joining the Company, Ms. Lovvorn served in various roles in the human resources department at Southwire Company from March 2014 to March 2021, including as Vice President of Human Resources, Shared Services from July 2017 to March 2021. Prior to that, Ms. Lovvorn served in human capital leadership roles with Greenway Medical Technologies from March 2001 to March 2014. Ms. Lovvorn holds a bachelor’s degree from the University of West Georgia as well as a Senior Professional in Human Resources certification (SPHR).

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we explain how we compensate our named executive officers named in the “Summary Compensation Table” below. Our “named executive officers” for fiscal year 2023 refer to:

●	Wyche T. “Tee” Green, III, Executive Chairman;
●	Benjamin L. Stilwill, Chief Executive Officer;
●	Bryant J. Reeves, III, Chief Financial Officer;
●	Wendy L. Lovvorn, Chief People Officer; and
●	Thomas J. Gibson, Former Senior Vice President and Chief Financial Officer.

Executive Summary

The Compensation Committee has a conservative pay-for-performance compensation philosophy and aims to have executive compensation practices that align executive pay with Company performance.

The Compensation Committee has made the following decisions with respect to the Company’s executive compensation in fiscal year 2023:

●	The Compensation Committee continued to use adjusted EBITDA, as the financial measure for executive bonuses;
●

The Compensation Committee continued to award restricted stock in order to align the interests of our executives with those of our stockholders and provide appropriate performance and retention incentives;

●	The base salaries for certain named executive officers were temporarily and modestly decreased from November 2022 through October 2023; and
●	We implemented a strategic restructuring in October 2023 designed to reduce expenses and preserve cash while maintaining our ability to expand our high-margin SaaS business.

Our financial performance in fiscal year 2023 did not meet the minimum bonus targets as set by the Compensation Committee. As a result, no cash bonuses were awarded to our named executive officers for fiscal year 2023. The Compensation Committee believes any incentive bonuses awarded should demonstrate strong alignment between executive pay and Company performance. We describe our cash bonus targets and performance measures for fiscal year 2023 in greater detail below under “Cash Bonus Opportunity.”

The board of directors appointed Wyche T. “Tee” Green, III as the Company’s Executive Chairman, effective October 13, 2023. The Company previously entered into an employment agreement with Mr. Green when he was Chief Executive Officer of the Company. The board of directors appointed Benjamin L. Stilwill as the Company’s Chief Executive Officer, effective October 13, 2023. The Company and Mr. Stilwill previously entered into an employment agreement when Mr. Stilwill was appointed President & CEO of Streamline Health, LLC on February 15, 2022. The Company entered into an amended employment agreement with Mr. Stilwill in connection with his appointment to President of the Company on October 31, 2022. The board of directors appointed Bryant J. Reeves, III as the Company’s Interim Chief Financial officer, effective October 13, 2023. The Company entered into an employment agreement with Mr. Reeves in connection with his appointment as Interim Chief Financial Officer, effective December 4, 2023. The board of directors appointed Mr. Reeves as the Company's permanent Chief Financial Officer, effective April 29, 2024. The board of directors appointed Wendy L. Lovvorn as the Company’s Chief People Officer, effective March 1, 2021. The Company entered into an employment agreement with Ms. Lovvorn in connection with her appointment as Chief People Officer of the Company, effective March 1, 2021. Thomas J. Gibson departed from the Company on October 31, 2023.

Philosophy and Components of Our Executive Compensation Program

Philosophy

The Compensation Committee believes that executive compensation should (i) provide an incentive for Streamline’s executives to achieve the Company’s goals, (ii) reward executives with equity interests in the Company and align the interests of executives with stockholder interests to enhance stockholder value and (iii) attract and retain key executives critical to Streamline’s long-term success. Under the oversight of the Compensation Committee, the Company has developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. Streamline achieves the philosophies of pay-for-performance and alignment of executive compensation with stockholder value primarily by providing a substantial portion of each executive officer’s total annual compensation through annual short-term cash bonus opportunities and grants of long-term equity, primarily in the form of restricted stock. The Compensation Committee intends to continually monitor the use of restricted stock as it relates to tax and accounting regulations, overall effectiveness of the programs and best practices. We describe our fiscal year 2023 short-term incentive plan in greater detail below under “Cash Bonus Opportunity” and describe equity grants in more detail under “Long-Term Equity Incentive Compensation.”

Compensation Components

The Compensation Committee designed the Company’s compensation program to provide our executive officers with a combination of cash (salary and bonus) and long-term equity incentive compensation to align the interests of our executive officers with those of our stockholders. For fiscal year 2023, the elements of the executive compensation program that applied to our named executive officers were base salary, cash bonuses, long-term equity incentive compensation in the form of restricted stock or similar awards, as well as other employee benefits. Brief descriptions of each principal element of the executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation that reflects the talent, skills and competencies of the individual	Provide a competitive, fixed level of cash compensation to attract and retain executives
Cash Bonus Opportunity	Variable cash compensation earned based on achieving pre-established annual sales booking, revenue, and adjusted EBITDA goals	Motivate and reward executives to achieve or exceed Company goals
Long-term Equity Incentive Compensation	Equity-based awards in the form of restricted stock granted to key executives	Awards assist in retaining executives and aligning their interests with those of our stockholders
Benefits & Perquisites	Participation in broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package

Although the Compensation Committee has not established a policy or formula for the allocation of total compensation among these different elements of total executive officer compensation, the Compensation Committee endeavors to offer an appropriate mix among the different types of compensation:

●	to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities;
●	to align the interests of our executive officers with the long-term interests of the Company’s stockholders through the grant of equity incentive awards; and
●	to provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention.

Say on Pay Results and Consideration of Stockholder Support

At the 2023 Annual Meeting, over 99% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered this positive result and concluded that the stockholders continue to support the compensation paid to our executive officers and the Company’s overall pay practices. In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program for fiscal year 2023, with an emphasis on short-term and long-term incentive compensation that rewards our senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other stockholder feedback to guide it in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Setting Compensation for Our Named Executive Officers

Role of Compensation Committee

The Compensation Committee has the primary authority to determine Streamline’s compensation philosophy and to establish compensation for the executive officers and non-employee directors. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, the Company’s overall performance and the Chief Executive Officer’s recommendations. In establishing non-employee director compensation, the Compensation Committee takes into account non-employee director compensation for the prior fiscal year. The Compensation Committee discusses non-employee director compensation with the board of directors and such compensation is subsequently approved by the board of directors.

Role of our Independent Compensation Consultant

The Compensation Committee has the sole discretion to retain third-party advisors to assist in carrying out its responsibilities. For fiscal year 2023, the Compensation Committee engaged F.W. Cook to advise and support the Compensation Committee on compensation decisions. At the direction of the Compensation Committee, F.W. Cook developed a peer group (the “Compensation Peer Group”) and compared competitive compensation practices for our named executive officers as well as our non-employee directors. The Compensation Committee considered the specific independence factors adopted by the SEC and determined that F.W. Cook is independent and F.W. Cook’s work did not raise any conflicts of interest.

Management’s Role in the Compensation-Setting Process

Company management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

●	evaluating associate performance;
●	preparing information for Compensation Committee meetings;
●	establishing business performance targets and objectives;
●	providing information about the Company’s strategic objectives; and
●	recommending salary levels and equity awards.

In the past, the Compensation Committee has authorized the Chief Executive Officer to negotiate employment agreements with senior executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee. Also, in certain circumstances, the Compensation Committee may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 of the Exchange Act, and who are not subject to the requirements of “covered employees” under Section 162(m) of the Code.

Market Data Review

Market pay levels and practices, including those of a self-selected peer group, are one of many factors the Compensation Committee considers in making executive compensation decisions. Market information provides an external frame of reference on the range and reasonableness of compensation levels and practices, and is used as a data point in decision-making and not as a primary factor. Internal considerations, competitive factors and the Company’s evolution are other factors the Compensation Committee considers in setting executive compensation.

In determining fiscal year 2024 compensation for our named executive officers, a peer group of similarly-sized healthcare technology and software-as-a-service companies was used based on input from F.W. Cook, the Compensation Committee and management. The following group of 13 companies reflects our Compensation Peer Group:

American Software, Inc.	Optimize-Rx Corporation
BSQUARE Corporation	PaySign, Inc.
CareCloud, Inc.	Phreesia, Inc.
Computer Programs and Systems, Inc.	RCM Technologies, Inc.
Model N, Inc.	Verb Technology Company, Inc.
National Research Corporation	Vocera Communications, Inc.
Nxt-ID, Inc.

F.W. Cook provides the Compensation Committee with market data relating to base salaries, short-term cash bonuses, long-term equity awards, and total compensation for each of the named executive officers at these peer companies. The Compensation Committee considers this information, together with other factors discussed herein, in determining the compensation of our named executive officers.

Executive Compensation Framework

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each named executive officer, including years of service, level of experience, individual areas of responsibility, the annual rate of inflation, the Company’s operating performance, and competitive market data from our Compensation Peer Group and other broader market sources. Salaries for our named executive officers are generally provided for in their employment agreements, subject to review and adjustment by the Compensation Committee from time to time.

The Company believes a significant portion of a named executive officer’s compensation should be variable, based on the performance of the Company, in order to align our executives’ interests with the interests of our stockholders. Accordingly, base salary is only a portion of the overall total compensation of our named executive officers.

For fiscal year 2023, the Compensation Committee determined to maintain base salaries consistent with the amounts paid in fiscal year 2022 to each of our named executive officers. Mr. Stilwill’s base salary was increased from $280,000 to $350,000 in connection with his appointment as Chief Executive Officer in December 2023. Mr. Reeves’ base salary was increased from $159,000 to $185,000 in connection with this appointment as Interim Chief Financial Officer. The following table sets forth the base salaries for each of our named executive officers for fiscal year 2023 as of February 1, 2023:

Name	Base Salary
Wyche T. “Tee” Green, III	$480,000(1)
Benjamin L. Stilwill	$280,000(2)
Thomas J. Gibson	$279,000
Bryant J. Reeves, III	$159,000(3)
Wendy L. Lovvorn	$170,000

(1) In connection with his transition to the role of Executive Chairman on October 13, 2023, Mr. Green agreed to forego a salary.

(2) In connection with his appointment as Chief Executive Officer of the Company, Mr. Stilwill’s base salary was increased to $350,000. Mr. Stilwill's salary was further increased to $375,000, effective April 29, 2024.

(3) In connection with his appointment as Interim Chief Financial Officer of the Company, Mr. Reeves' base salary was increased to $185,000 effective December 4, 2023. Mr. Reeves' base salary was further increased to $225,000, effective April 29, 2024, in connection with his appointment as Chief Financial Officer.

As part of the Company’s strategic alignment, the Company implemented temporary base salary reductions of 0% to 30% for the executive team from November 2022 through October 2023, which included a reduction of 30% for Mr. Green, III, 10% for Mr. Gibson and Ms. Lovvorn, and no reduction for Messrs. Stilwill and Reeves. Mr. Stilwill did not receive an increase in base salary in connection with his appointment to President of the Company in October 2022.

Cash Bonus Opportunity

Each named executive officer’s employment agreement establishes a cash bonus target as a percentage of his or her base salary. The following table sets forth the target bonuses for each of our named executive officers for fiscal year 2023:

Name	Target Bonus
Wyche T. “Tee” Green. III	50%
Benjamin L. Stilwill	50%
Bryant J. Reeves, III	25%
Wendy Lovvorn	40%
Thomas J. Gibson	40%

The Compensation Committee believes that cash bonuses should be contingent on performance relative to pre-established targets and objectives. Each cash bonus is determined based on whether these pre-established performance goals are met, upon which the executives would be eligible to receive a bonus in an amount determined by the Compensation Committee, although the Compensation Committee may elect not to award such bonuses. For the named executive officers to have been eligible for the cash bonus for fiscal year 2023, the Company was required to exceed an adjusted EBITDA deficit of $(1,000,000) as determined through an internal planning process.

Regarding the financial targets for fiscal year 2023 and fiscal year 2024, the Compensation Committee determined that bonuses would be earned if, and only if, the financial targets were exceeded. As such, the Compensation Committee attributed any excess to adjusted EBITDA to go 25% to the bonus pool for each of fiscal year 2023 and fiscal year 2024 until the bonus pool (at the total amount eligible for each management bonus pool participant) was available.

We calculate adjusted EBITDA as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transaction-related expenses, including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. In awarding any additional cash bonus amounts above target amounts, the Compensation Committee would consider extraordinary Company financial performance, as well as personal performance involving executive leadership.

The Compensation Committee determined that none of the objective financial goals were achieved by the Company for fiscal year 2023, and as a result, cash bonuses were not earned. In awarding cash bonuses to executive officers for the fiscal year ending January 31, 2025, the Compensation Committee will consider multiple potential performance criteria including bookings, sales, and adjusted EBITDA, as well as successful completion of certain aspects of the Company’s strategic objectives.

Long-Term Equity Incentive Compensation—Restricted Stock

We currently grant equity awards under the Third Amended 2013 Plan.

In fiscal year 2023, long-term incentive compensation to key personnel, including our named executive officers, was comprised of restricted stock awards. The restricted stock awards granted in fiscal year 2023 to our named executive officers vest ratably annually over a three-year period beginning in the quarter following the date of grant. The Compensation Committee believes that its fiscal year 2023 approach to awarding long-term incentive compensation provided the appropriate long-term incentives from both executive retention and pay-for-performance perspectives and rewarded such executives for managing through the novel coronavirus pandemic. The Compensation Committee believes that the granting of restricted stock awards supports the executive retention goal.

We have historically awarded equity grants to named executive officers upon the commencement of their employment with the Company. Named executive officers of the Company are reviewed annually and considered for additional grants. The awards for fiscal year 2024 have not been finalized or reported, and accordingly, are not included in the tables and discussion herein. In addition, from time to time, the Compensation Committee has considered and approved additional grants to certain associates of the Company, including our named executive officers, where circumstances make such grants appropriate to the Company’s incentive and retention goals. In approving equity grants, the Compensation Committee considers a number of factors, including the number of shares available for grant under the Third Amended 2013 Plan, the grant rate over certain periods (as a percentage of shares of common stock), the amount of restricted stock to be granted, the performance of the named executive officer and role, the impact of specific grants on the total compensation of the named executive officer, the aggregate retention strength of all unvested equity held by such named executive officer and other key personnel, and competitive market data from our Compensation Peer Group and other broader market sources.

During fiscal year 2023, the Compensation Committee approved the following grants of restricted stock to our named executive officers:

Executive	Title	Number of Shares of Restricted Stock
Wyche T. “Tee” Green, III	Executive Chairman	200,000
Benjamin L. Stilwill	Chief Executive Officer	170,000
Bryant J. Reeves, III	Chief Financial Officer	─
Wendy L. Lovvorn	Chief People Officer	170,000
Thomas J. Gibson	Former Senior Vice President and Chief Financial Officer	170,000

In addition to the grants described above, Mr. Reeves was awarded 15,000 shares of restricted stock prior to his appointment as an executive officer and 50,000 shares of restricted stock in connection with the execution of his employment agreement in December 2023.

Benefits

Streamline offers a comprehensive package of employee retirement and welfare benefits (including group life insurance, health and dental care insurance, and long-term disability insurance), in which named executive officers participate on the same basis as other full-time associates.

Streamline currently sponsors a 401(k) Plan (the “401(k) Plan”) for all of our eligible associates, including our named executive officers. The 401(k) Plan is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Code. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals from 1% to 60% of their compensation each year, subject to annual limits on such deferrals (e.g., $22,500 in 2023) imposed by the Code. Participants age 50 and older may also elect to make certain catch-up contributions, subject to a separate annual limit on such contributions (e.g., $7,500 in 2023) imposed by the Code. New participants automatically defer 6% of their compensation unless they make a contrary election. The Company matches 50% of up to the first 4% of each associate’s income (i.e., the Company match is 2% assuming the employee is contributing at least 4%) contributed to the 401(k) Plan, including those contributions made by the named executive officers.

Perquisites

Although Streamline may offer limited perquisites to our named executive officers, we did not provide perquisites to any of our named executive officers in fiscal year 2023.

Risk Considerations in our Compensation Program

The Compensation Committee generally structures the compensation of our named executive officers to consist of both fixed and variable compensation. The fixed (or base salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short-term gains or annual stock price performance, which may be to the detriment of long-term appreciation and other business metrics. The variable portion of compensation (e.g., cash bonuses and stock option awards) is designed to reward both individual performance and overall Company performance. For individual and Company performance, any cash bonuses are determined by the Compensation Committee. The Compensation Committee believes that the variable components of compensation are sufficient to motivate named executive officers to produce short-term and long-term Company results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

Employment Agreements

Streamline has entered into employment agreements with each of Messrs. Green, Stilwill, Gibson, and Reeves and Ms. Lovvorn. We describe each of these agreements in more detail below.

On October 17, 2019, the Company entered into an employment agreement with Mr. Green when he was appointed President and Chief Executive Officer of the Company on a full-time basis. The initial term of the employment agreement was one year, automatically renewing in successive one-year periods unless either party elects not to renew. Mr. Green is entitled to an annual base salary of $480,000 and will be eligible for an annual incentive bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives. Following his transition to the role of Executive Chairman on October 13, 2023, Mr. Green agreed to forego his base salary. Mr. Green was also granted a restricted stock award of 50,000 shares (which vested immediately), a restricted stock award of 100,000 shares (vesting quarterly over the first year of his employment) and a restricted stock award of 100,000 shares (vesting upon fulfillment of certain predetermined percentage targets of the trailing twelve (12)-month revenue growth of the Company (exclusive of certain business segments) which was assessed as of the quarter ended July 31, 2020). Mr. Green also received a $50,000 cash bonus. Mr. Green’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. In connection with his transition to the role of Executive Chairman, effective October 13, 2023, Mr. Green agreed to forego a salary.

On February 15, 2022, the Company entered into an employment agreement with Mr. Stilwill when he was appointed President & CEO of Streamline Health, LLC. The initial term of the employment agreement was one year, automatically renewing in successive one-year periods unless either party elects not to renew. Mr. Stilwill is entitled to an annual base salary of $280,000 and will be eligible for an annual incentive bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives. Mr. Stilwill was also granted a restricted stock award of 100,000 shares. The vesting of such restricted stock units will be in three substantially equal annual installments beginning on the first anniversary of the date of grant. Mr. Stilwill’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. On October 31, 2022, the Company entered into an amended employment agreement in connection with Mr. Stilwill’s appointment to President of the Company. Mr. Stilwill’s base salary was increased from $280,000 to $350,000, effective December 1, 2023, in connection with his appointment as Chief Executive Officer.

On December 4, 2023, the Company entered into an employment agreement with Mr. Reeves when he was appointed Interim Chief Financial Officer. The initial term of the employment agreement is one year, automatically renewing in successive one-year periods unless either party elects not to renew. Mr. Reeves is entitled to an annual base salary of $185,000 and will be eligible for an annual incentive bonus with a target amount of 25% of his annual base salary, based on the achievement of certain performance objectives. Mr. Reeves is also eligible to receive the standard employee benefits made available by the Company to its employees generally. Mr. Reeves was granted a restricted stock award of 50,000 shares upon his hire date. The vesting of such restricted stock will be in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to Mr. Reeves’ continued employment on each such vesting date. In addition, Mr. Reeves’ employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Reeves' base salary was increased from $159,000 to $185,000, effective December 4, 2023, in connection with his appointment as Interim Chief Financial Officer. Mr. Reeves' base salary was further increased from $185,000 to $225,000, effective April 29, 2024, in connection with his appointment as Chief Financial Officer.

On February 4, 2021, the Company entered into an employment agreement with Ms. Lovvorn when she was appointed Chief People Officer of the Company, effective March 1, 2021. The initial term of the employment agreement is one year, automatically renewing in successive one-year periods unless either party elects not to renew. Ms. Lovvorn is entitled to an annual base salary of $170,000 and will be eligible for an annual incentive bonus with a target amount of 40% of her annual base salary, based on the achievement of certain performance objectives. Ms. Lovvorn is also eligible to receive the standard employee benefits made available by the Company to its employees generally. Ms. Lovvorn was granted a restricted stock award of 75,000 shares upon her hire date. The vesting of such restricted stock will be in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to Ms. Lovvorn’s continued employment on each such vesting date. In addition, Ms. Lovvorn’s employment agreement contains standard confidentiality provisions and non-competition covenants.

On September 10, 2018, the Company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the Company. Under the employment agreement, Mr. Gibson was paid an annual base salary and eligible for an annual incentive bonus based on the achievement of certain performance objectives. Mr. Gibson also received other benefits, including expense reimbursement, vacation time, and other standard executive benefits. The Company entered into a General Release with Mr. Gibson in October 2023 which superseded his rights under his employment agreement and provided for the acceleration of the vesting of 110,000 of outstanding and unvested shares of restricted common stock of the Company previously granted to Mr. Gibson.

Each of the employment agreements with our named executive officers provides assurances to the Company with regard to the availability of the executive’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the named executive officers to compete with the Company during their employment and for a specified period after its termination. In return, the named executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “good cause.” For this purpose, “good cause” includes the current use of illegal drugs; conviction of any crime which involves moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which adversely impacts the business or reputation of the Company; fraud, misappropriation or embezzlement of Company funds or property; wrongful conduct which is materially injurious to the reputation, business or business relationships of the Company; material violation or default on any of the provisions of the employment agreement; and the material and continuous failure to meet reasonable performance criteria or reasonable standards of conduct as established from time to time by the board of directors.

In addition, each of our named executive officers is provided additional assurances following a change of control of the Company. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without “good cause” or if they chose to terminate their employment for “good reason.” This additional “double trigger” change of control protection has been provided to our named executive officers because they are considered vulnerable in a change of control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.

EXECUTIVE COMPENSATION

Summary Compensation

The following table is a summary of certain information concerning the compensation earned by our named executive officers for the fiscal years presented. Each of our current named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of these employment agreements, see “Compensation Discussion and Analysis ─ Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Wyche T. “Tee” Green, III	2023	$245,546	$—	$350,000	—	—	$—	$595,546
Executive Chairman	2022	$447,323	$—	$273,500	—	—	$5,700	$726,523
	2021	$480,000	$225,000	$268,500	—	—	$5,700	$979,200
Benjamin L. Stilwill	2023	$289,693	$—	$297,500	—	—	$6,708	$593,901
Chief Executive Officer	2022	$276,923	$—	$327,000	—	—	$5,700	$609,623
Bryant J. Reeves, III	2023	$160,949	$30,000	$40,250	—	—	$3,211	$234,410
Chief Financial Officer
Wendy L. Lovvorn	2023	$153,000	$—	$297,500	—	—	$2,140	$452,640
Chief People Officer	2022	$166,143	$—	$212,500	—	—	$1,315	$379,958
	2021	$154,744	$55,000	$134,250	—	—	$2,562	$346,556
Thomas J. Gibson	2023	$195,785	$—	$297,500	—	—	$143,940(6)	$637,225
Former Senior Vice President and	2022	$272,969	$—	$200,300	—	—	$5,459	$478,728
Chief Financial Officer(5)	2021	$279,000	$136,667	$179,000	—	—	$5,700	$600,367

(1)

 Includes amounts contributed by the named executive officers to the 401(k) Plan. Reflects temporary reductions to base salaries of 30% for Mr. Green, 10% for Mr. Gibson, and 10% for Ms. Lovvorn from November 2022 through October 2023 in connection with the Company’s strategic alignment.

(2)	Includes bonus and commission payments to the named executive officers.
(3)

 The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 as filed with the SEC.

(4)

 Reflects our matching contribution to the 401(k) Plan equal to a 100% match on the first 2% of the employee’s compensation which is available to all employees who participate in the plan. Excludes group life insurance, health care insurance, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the named executive officers. Also excludes perquisites and other personal benefits, the aggregate amount of which with respect to each of the named executive officers does not exceed $10,000 reported for the fiscal years presented.

(5)	Mr. Gibson departed from the Company on October 31, 2023.
(6)	Includes $140,000 in severance benefits payable to Mr. Gibson under the terms of his employment agreement.

Equity Compensation Information

Outstanding Equity Awards at Fiscal 2023 Year End

The following table sets forth information with respect to the named executive officers equity awards outstanding as of January 31, 2024:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested (#)
Wyche T. “Tee” Green, III	—	—	—	—	100,000	$39,000
	—	—	—	—	33,500	$13,065
	—	—	—	—	200,000	$78,000
Benjamin L. Stilwill	1,500	—	5.00	4/30/2024	67,000	$26,130
	5,000	—	2.58	7/7/2025	67,000	$26,130
	5,000	—	1.53	1/12/2026	170,000	$66,300
Bryant J. Reeves, III	—	—	—	—	3,350	$1,307
	—	—	—	—	6,700	$2,613
	—	—	—	—	15,000	$5,850
	—	—	—	—	50,000	$19,500
Wendy L. Lovvorn	—	—	—	—	25,000	$9,750
	—	—	—	—	67,000	$26,130
	—	—	—	—	33,500	$13,065
	—	—	—	—	170,000	$66,300
Thomas J. Gibson(1)	—	—	—	—	—	$—

(1) Mr. Gibson departed from the Company on October 31, 2023.

Equity Compensation Plan Information

We maintain the Third Amended 2013 Plan, pursuant to which we may grant awards of stock options, stock appreciation rights, restricted awards, performance awards, phantom stock awards and other stock-based awards.

The following table presents additional information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2024:

Number of
	securities to be			Number of Securities
	issued upon			remaining available for
	exercising of		Weighted-average	future issuance under
	outstanding		exercise	equity compensation
	options,		price of outstanding	plans (excluding
	warrants, and		options, warrants,	securities reflected
	rights		and rights	in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	67,500	(1)	$1.73	2,770,702	(3)
Total	67,500	(1)(2)		2,770,702

(1)	Includes 67,500 options exercisable under the Third Amended 2013 Plan. Does not include outstanding shares of previously awarded restricted stock.
(2)	Includes 67,500 options or other share-based awards available under the Third Amended 2013 Plan as of January 31, 2024.
(3)

 As of April 15, 2024, after giving effect to certain grants of restricted stock awards to the Company’s employees, the Company had 2,579,052 shares available for issuance under the Third Amended 2013 Plan.

DIRECTOR COMPENSATION

On May 5, 2023, the Compensation Committee recommended, and our board of directors subsequently approved, an increase in the annual compensation to non-employee directors from $100,000 in fiscal year 2022 to $125,000 for fiscal year 2023. The Compensation Committee reviewed board compensation from similarly situated, comparable companies, and other data points provided by our compensation consultant in making the decision to increase its compensation. The Compensation Committee noted in their findings that its compensation was substantially all in stock.

For the 2023 fiscal year, we awarded annual retainers immediately following our 2023 Annual Meeting to each of our then-serving non-employee directors, including Justin J. Ferayorni, Kenan H. Lucas, Jonathan R. Phillips, and Judith E. Starkey. Each director received $125,000 of value in restricted stock valued at the date of the 2023 Annual Meeting, except for Kenan H. Lucas who received a monthly cash retainer. In order to attract and retain high quality non-employee independent directors, we allow independent directors to accept restricted stock with a maximum one-year vesting period, in equal value to all or a portion of their annual retainers, in lieu of cash. For the 2023 fiscal year, we did not pay our directors additional fees for meeting attendance. Mr. Lucas’ investment firm has certain policies that preclude him from earning stock, personally, from his position as a director of the Company.

On June 15, 2023, we granted each then-serving non-employee director (other than Kenan H. Lucas) 86,207 shares of restricted stock that vest upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) June 15, 2024. We made these awards pursuant to the Third Amended 2013 Plan, and the awards were valued at the closing price of our common stock on the grant date.

We believe that awarding restricted stock to our non-employee directors is a necessary component of their total compensation, including their retainer fees, and aligns their interests with those of our stockholders. Our Compensation Committee and board of directors have allowed a limited exception to this policy in connection with Mr. Lucas’s service as a director on our board of directors to account for limitations on his ability to accept compensation for service as a director and in recognition that a grant of restricted stock to Harbert Discovery Fund GP, LLC would not satisfy the intent of the board of directors’ policy.

Director Compensation in Fiscal Year 2023

The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended January 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Matthew W. Etheridge(2)	$—	$—	$—
Kenan H. Lucas	$125,000(3)	$—	$125,000
Jonathan R. Phillips	$—	$125,000(4)	$125,000
Judith E. Starkey	$—	$125,000(4)	$125,000
Justin J. Ferayorni	$—	$125,000(4)	$125,000

(1)

 The amounts included in the “Stock Awards” column reflect the total grant date fair value and were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 filed with the SEC.

(2)	Mr. Etheridge was appointed as a director of the Company effective February 7, 2024.
(3)

 As described above, Mr. Lucas is not permitted to accept personal compensation for service on the board of directors. A total of $125,000 was paid to Harbert Discovery Fund GP, LLC relating to his service as a director in fiscal year 2023.

(4)

 Represents the grant of $125,000 in restricted stock to Messrs. Ferayorni and Phillips and Ms. Starkey. Each grant of restricted stock vests upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) June 15, 2024.

PAY VERSUS PERFORMANCE

In August 2022, the SEC adopted additional disclosure requirements regarding the relationship between a registrant’s executive compensation and its financial performance.

The following table sets forth specified executive compensation and financial performance measures for our three most recently completed fiscal years:

Year	Summary Compensation Table Total for Current CEO(1)	Summary Compensation Table Total for Former CEO ($)(1)	Compensation Actually Paid to Current CEO(1)(2)(4)(5)	Compensation Actually Paid to Former CEO(1)(2)(4)(5)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(6)	Net Income (in thousands of dollars)
2023	$593,901	$595,546	$67,810	$29,770	$441,425	$90,290	$19.31	$(18,415)
2022	─	$726,523	─	$885,398	$544,176	$648,071	$106.93	$(11,379)
2021	─	$979,200	─	$958,950	$602,767	$589,267	$67.82	$(6,542)

(1)	Benjamin K. Stilwill was appointed CEO of the Company effective October 13, 2023, at which point, our former CEO, Wyche T. “Tee” Green, III, transitioned to the role of Executive Chairman.

(2)	During fiscal year 2023, our CEOs were Mr. Stilwill and Mr. Green. During fiscal year 2021 and 2022, our CEO was Mr. Green.

(3)

 For fiscal year 2021, the non-CEO named executive officers (the “Non-CEO NEOs”) were Thomas J. Gibson (Former) and Randolph W. Salisbury (Former). For fiscal year 2022, the Non-CEO NEOs were Benjamin L. Stilwill and Thomas J. Gibson (Former). For fiscal year 2023, the Non-CEO NEOs were Bryant J. Reeves, III, Wendy L. Lovvorn and Thomas J. Gibson (Former).

(4)

 The dollar amounts reported represent the amount of Compensation Actually Paid (“CAP”) to Mr. Stilwill and Mr. Green during the applicable year and the average amount of CAP to the non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Stilwill or Mr. Green during the applicable year or the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. The reconciliation of Summary Compensation Table amounts to the CAP presented above is summarized in the following table:

	2023			2022		2021
	CEO (Mr. Stilwill)	CEO (Mr. Green)	Average Non-CEO NEOs	CEO (Mr. Green)	Average Non-CEO NEOs	CEO (Mr. Green)	Average Non-CEO NEOs
Total per Summary Compensation Table	$593,901	$595,546	$441,425	$726,523	$544,176	$979,200	$602,767
Deductions from Summary Compensation Table(i)	$(297,500)	$(350,000)	$(211,750)	$(273,500)	$(263,650)	$(268,500)	$(179,000)
Equity Award Adjustments(ii)	$(228,591)	$(215,776)	$(139,385)	$432,375	$367,545	$248,250	$165,500
Compensation Actually Paid (CAP)	$67,810	$29,770	$90,290	$885,398	$648,071	$958,950	$589,267

(i)	Represents the grant date fair value of equity-based awards granted each year, as shown in the “Stock Awards” column of the Summary Compensation Table.

(ii)

 Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for the CEO and non-CEO NEOs for fiscal years 2021, 2022 and 2023 is further detailed in the supplemental tables below:

CEO Equity Component of CAP – Mr. Stilwill:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$66,300	$(237,180)	$—	$(57,711)	$—	$—	$(228,591)
2022	$—	—	—	—	—	—	—
2021	$—	—	—	—	—	—	—

Equity Component of CAP – Mr. Green:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$78,000	$(236,295)	$—	$(57,481)	$—	$—	$(215,776)
2022	$432,000	$—	$—	$375	$—	$—	$432,375
2021	$51,375	$—	$194,250	$2,625	$—	$—	$248,250

Average Non-CEO NEOs Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$30,550	$(79,975)	$—	$(89,960)	—	—	$(139,385)
2022	$367,200	—	$—	$345	—	—	$367,545
2021	$34,250	—	$129,500	$1,750	—	—	$165,500

(5)

 “Compensation actually paid” is computed based on guidance in the SEC rules and adjusts stock compensation as presented in the Summary Compensation Table (which is at grant date fair value) for changes in fair value since the grant date.

(6)

 Total Stockholder Return (“TSR”) is calculated as the sum of (i) the cumulative amount of dividends for the measurement period, assuming reinvestment of all dividends, if any, plus (ii) the cumulative increase or decrease in the price of our common stock each respective year, divided by the price of our common stock at the beginning of the measurement period.

Additional Information

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between certain elements presented in the Pay Versus Performance table. The calculation of CAP in each of the years shown reflects required adjustments to equity award valuations under SEC rules as reflected in the CEO Equity Component of CAP and Average Non-CEO NEOs Equity Component of CAP tables above. The charts below show, for the past three fiscal years, the relationship between the CEO and non-CEO CAP and (i) the Company’s TSR and (ii) the Company’s net income.

Compensation Actually Paid and TSRs

The chart below compares the Compensation Actually Paid to our CEO and the average of our Non-CEO NEOs with the Company’s TSR. We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described under “Compensation Discussion and Analysis.”

Compensation Actually Paid and Net Income

The chart below compares the Compensation Actually Paid to our CEO and the average of our Non-CEO NEOs with the Company’s net income. Net income is not a financial performance measure that we use in the compensation program design for our CEO and Non-CEO NEOs. Accordingly, there is not a direct relationship between the compensation actually paid to our named executive officers and net income.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

For the fiscal year ended January 31, 2024, the Company was a participant in the following transaction or series of similar transactions that would be deemed a “related party transaction” requiring disclosure under Item 404 of Regulation S-K (please refer to the Company's Form 10-K for more detailed disclosure of these transactions):

●	Upon acquiring Avelead Consulting, LLC ("Avelead") on August 16, 2021, the Company assumed the operating lease agreement for the corporate office space of Avelead from one of the selling shareholders who was employed by the Company through August 2023. The lease term ended on February 28, 2022 and was renewed for a one-year term expiring on February 28, 2023.

In addition to the related party transactions disclosed above, we entered into a Master Services Agreement (the “MSA”) with 180 Consulting, LLC (“180 Consulting”), pursuant to which 180 Consulting has provided and will continue to provide a variety of services including product management, internal systems platform integration and software engineering services, among others, through separate statements of work. While no related person has a direct or indirect material interest in this MSA or the related statements of work, individuals providing services to us under the MSA and statements of work may share workspace and administrative costs of operation with an entity affiliated with Mr. Green. Inclusive of the MSA executed with 180 Consulting are statements of work that provide for the Company to sublicense a software through 180 Consulting that is owned by 121G. This is a services agreement for access to software that assists the Company in implementing and integrating with our clients’ technology. The license agreement is designed such that there is no material financial benefit that accrues to 121G. 180 Consulting licenses the software from 121G at cost. None of these shared arrangements would be deemed to be a “related party transaction” under Item 404 of Regulation S-K.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules and our Related Party Transactions Policy, our Audit Committee (or another independent body of our board of directors) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee’s charter, the Audit Committee is responsible for overseeing all related party transactions. For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K. There were no related party transactions in fiscal year 2023.

In addition, all of our employees, officers and directors are required to comply with our Code of Conduct. The Code of Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Streamline, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.

AUDIT COMMITTEE REPORT

The Audit Committee, which operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net, oversees our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements that are included in our Annual Report on Form 10-K, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met independently or as part of the whole board of directors to review with management each of our quarterly and annual consolidated financial statements filed on Form 10-Q or Form 10-K, respectively, prior to the filing of those reports with the SEC. The Audit Committee reviewed with FORVIS, our independent registered public accounting firm for fiscal year 2023, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with standards of the Public Company Accounting Oversight Board (“PCAOB”), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. FORVIS also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firm’s independence with the auditors themselves.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2024 as filed with the SEC.

In connection with the audit of our fiscal year 2023 consolidated financial statements, we entered into an audit engagement agreement with FORVIS which sets forth the terms by which FORVIS would perform the audit services for us. The Audit Committee has determined that the terms and conditions of the FORVIS audit engagement agreement are similar to other registered public accounting firms, and a common business practice between companies and their audit firms.

Submitted by the Audit Committee:

Jonathan R. Phillips, Chairman
Justin J. Ferayorni
Kenan H. Lucas

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the engagement of FORVIS as our independent registered public accounting firm for fiscal year 2023. A representative of FORVIS is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for the 2023 and 2022 fiscal years billed by FORVIS for audit and other services approved by the Audit Committee.

	2023	2022
Audit Fees	$529,718	$465,200
Audit-Related Fees	16,800	29,468
Tax Fees	117,339	107,100
Total Fees	$663,857	$601,768

Fees represented in the “Audit Fees” category include fees for audit work performed for our consolidated financial statements. Fees represented in the “Audit-Related Fees” category include fees for consultations related to potential business acquisitions and/or disposition and audit of the 401(k) Plan.

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by FORVIS was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the heading “Audit Committee Report” is not, and should not be deemed to be, incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that purport to incorporate by reference other SEC filings made by us, in whole or in part, including this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during fiscal year 2023 our insiders complied with all applicable filing requirements, except that Benjamin L. Stilwill filed one late Form 4 reporting the surrender of common stock upon vesting of restricted stock to satisfy tax withholding obligations.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. We have not been informed by any of our stockholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for Annual Reports on Form 10-K should be addressed to: Investor Relations, Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits also may be obtained through our website at http://www.streamlinehealth.net, or directly from the SEC’s website, http://www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2025 Annual Meeting of Stockholders must be received by us not later than January 9, 2025, in accordance with Rule 14a-8 under the Exchange Act. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of the date of the 2024 Annual Meeting of Stockholders, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2025 Annual Meeting. Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., P.O. Box 1353, Alpharetta, GA 30009. The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and timely submission of a proposal does not guarantee its inclusion in our proxy statement.

Stockholders intending to present a proposal or to nominate a candidate for director for election at the 2025 Annual Meeting of Stockholders, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and give us advance written notice in accordance with our bylaws and Rule 14a-19 of the Exchange Act. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. To be timely under our bylaws as now in effect, the deadline for a stockholder to bring a proposal (other than a nomination for the election of directors) at the 2025 Annual Meeting of Stockholders (but not for inclusion in our proxy materials for such meeting) must be delivered or mailed to our Corporate Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the 2024 Annual Meeting of Stockholders. However, in the event that the date of the 2025 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Assuming that the date of the 2025 Annual Meeting of Stockholders is not advanced or delayed in the manner described above, the required notice for the 2024 Annual Meeting of Stockholders would need to be provided to us no later than by March 15, 2025. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

In accordance with our bylaws, the deadline for stockholders to provide written notice of intent to make nominations for the election of directors at the 2025 Annual Meeting of Stockholders (but not for inclusion in the proxy materials relating to such meeting) will be no later than 90 days prior to the first anniversary of the 2025 Annual Meeting of Stockholders. However, in the event that the date of the 2025 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made.

In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including the minimum solicitation requirements. Because the advance notice provisions of our bylaws require earlier notice than what is required by Rule 14a-19, the deadline for stockholders to provide notice must be submitted in accordance with the deadlines set forth in the preceding paragraph.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company stockholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy

P.O. Box 1353

Alpharetta, GA 30009

Attention: Corporate Secretary

Phone: (888) 997-8732

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

* * * * *

ALL STOCKHOLDERS ARE URGED TO VOTE. SEE “GENERAL INFORMATION—VOTING METHODS” FOR MORE INFORMATION ON YOUR VOTING OPTIONS.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

/s/ Wyche T. “Tee” Green, III
Wyche T. “Tee” Green, III
Chairman of the Board

Atlanta, Georgia

May 13, 2024

Appendix A

Streamline Health Solutions, Inc.

2024 Omnibus Incentive Compensation Plan

Article 1
    Effective Date, Objectives and Duration

1.1    Adoption of the Plan. The Board of Directors of Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), adopted the Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) on April 15, 2024 (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the Board’s adoption of the Plan. Awards, other than Restricted Shares, may be granted on and after the Effective Date; but, no such Awards may be exercised, vested, paid or otherwise settled, or any Shares issued with respect thereto, unless and until the stockholders of the Company approve the Plan within the twelve (12) months after the Board’s adoption of the Plan. Restricted Shares may only be granted if and after the stockholders of the Company approve the Plan.

1.2    Objective of the Plan. The Plan is intended to attract and retain highly qualified persons to serve as employees, consultants and non-employee directors and promote ownership by such employees, consultants and non-employee directors of a greater proprietary interest in the Company, thereby aligning their interests more closely with the interests of the Company’s stockholders.

1.3    Duration of the Plan. The Plan commenced on the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company within the twelve (12) months after the Board’s adoption of the Plan. If the stockholders of the Company so approve the Plan, the Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 17 hereof, until the earlier of 11:59 p.m. (ET) on the day immediately preceding the tenth (10th) anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been issued and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1    “409A Award” has the meaning set forth in Section 15.1.

2.2    “5% Exception Limit” has the meaning set forth in Section 5.3.

2.3    “$100,000 Limit” has the meaning set forth in Section 6.4(d).

2.4    “Acquired Entity” has the meaning set forth in Section 5.6(b).

2.5    “Acquired Entity Awards” has the meaning set forth in Section 5.6(b).

2.6    “Affiliate” means any corporation, trade or business or other entity, including but not limited to partnerships, limited liability companies and joint ventures, directly or indirectly controlling, controlled by or under common control with the Company, within the meaning of Section 405 of the Securities Act. Affiliate includes any corporation, trade or business or other entity that becomes such on or after the Effective Date.

2.7    “Applicable Law” means U.S. federal, state and local laws applicable to the Company, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, the Code, and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Awards are or are to be granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.

2.8    “Award” means Options (including Non-Qualified Options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents and Other Stock-Based Awards granted under the Plan.

2.9    “Award Agreement” means a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.10    “Beneficiary” means one or more persons or entities that become entitled to receive any amount payable under this Plan after the Grantee’s death. The Grantee’s Beneficiary is the Grantee’s surviving spouse, unless the Grantee designates one or more persons or entities to be the Grantee’s Beneficiary. The Grantee may make, change or revoke a Beneficiary designation at any time before his or her death without the consent of the Grantee’s spouse or anyone the Grantee previously named as a Beneficiary, and the Grantee may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Grantee’s death. If the Grantee dies without a valid Beneficiary designation (as determined by the Committee), and the Grantee has no surviving spouse, the Beneficiary shall be the Grantee’s estate.

2.11    “Board” means the Board of Directors of the Company.

2.12    “Business Combination” has the meaning set forth in Section 2.17(a).

2.13    “Bylaws” means the Company’s bylaws, as amended and/or restated from time to time.

2.14    “Cause” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise set forth in the Award Agreement, (i) the Grantee’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (ii) the Grantee’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Grantee’s employment; (iii) the Grantee’s commission of, indictment for, or pleading guilty or confessing to any felony; (iv) the Grantee’s gross neglect of, or prolonged absence from (other than due to Disability and without the written consent of the Company or an Affiliate), Grantee’s duties, (v) the Grantee’s refusal to comply with any lawful directive or policy of the Company or any Affiliate, which refusal is not cured by the Grantee within ten (10) days of such written notice from the Company or Affiliate, (vi) a material breach by the Grantee of any fiduciary duty owed to the Company or any Affiliate, (vii) the Grantee engaging in any activity that is in conflict with or adverse to the reputation, business or other interests of the Company or any Affiliate or that is reasonably determined to be detrimental to the reputation, business or other interests of the Company or any Affiliate, or (viii) the Grantee’s breach of any restrictive covenant or other agreement with the Company or any Affiliate, including but not limited to, confidentiality covenants, covenants not to compete, non-solicitation covenants and non-disclosure covenants. For purposes of the Plan, the Grantee’s resignation without the Company’s or an Affiliate’s written consent in anticipation of termination of employment for Cause shall constitute a termination of employment for Cause. The determination of “Cause” shall be made by the Committee, and its determination shall be final, binding and conclusive on the Company, any Affiliate and each Grantee. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause.

2.15    “CEO” means the Chief Executive Officer of the Company.

2.16    “Certificate of Incorporation” means the Company’s certificate of incorporation, as amended and/or restated from time to time.

2.17    “Change in Control” shall be deemed to have occurred upon the first occurrence of an event set forth in any one of the following paragraphs:

(a)    The accumulation in any number of related or unrelated transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) by any Person of beneficial ownership (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that, for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the combined voting power of the Company’s voting stock results from any acquisition of voting stock (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any Person that, prior to the transaction, directly or indirectly, controls, is controlled by, or is under common control with, the Company, or (iv) by any Person pursuant to a merger, consolidation or reorganization involving the Company (a “Business Combination”) that would not cause a Change in Control under subsection (b) below; or

(b)    Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Company’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company and (ii) no Person has beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company’s voting stock (including any entity that as the result of that transaction owns the Company or all or substantially all of, the Company’s assets either directly or through one or more subsidiaries); or

(c)    During any twelve (12)-month period, Incumbent Board Members cease to constitute a majority of the Board; or

(d)    A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or

(e)    A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above.

Notwithstanding the foregoing, in the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, there shall not be a Change in Control unless there is a change in the ownership or effective control of the Company, or in a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code where necessary for such Award to comply with Section 409A of the Code.

2.18    “Code” means the Internal Revenue Code of 1986, as amended.

2.19    “Committee” has the meaning set forth in Section 3.1(a).

2.20    “Company” means Streamline Health Solutions, Inc., a Delaware corporation, and any successor thereto by operation of law or otherwise.

2.21    “Compensation Committee” means the compensation committee of the Board.

2.22    “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.23    “Current Grant” has the meaning set forth in Section 6.4(d).

2.24    “Data” has the meaning set forth in Section 18.22.

2.25    “Deferred Stock” means a right, granted under Article 9, to receive Shares at the end of a specified deferral period.

2.26    “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a)    Except as provided in (b) or (c) below, “Disability” or “Disabled” means, for any Grantee, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Company’s long-term disability program (“LTD Program”) and on account of which such Grantee is entitled to receive LTD Program benefits;

(b)    In the case of an Incentive Stock Option or an Award granted in tandem with an Incentive Stock Option, “Disability” and “Disabled” has the meaning under Section 22(e)(3) of the Code; and

(c)    In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, “Disability” and “Disabled” means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered to have incurred a Disability or to be Disabled if: (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.27    “Disqualifying Disposition” has the meaning set forth in Section 6.4(f).

2.28    “Dividend Equivalent” means a right to receive cash or Shares equal to any dividends or distributions paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date Dividend Equivalents or related Award become payable.

2.29    “Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2.30    “DRO” has the meaning set forth in Section 5.4(a).

2.31    “Effective Date” has the meaning set forth in Section 1.1.

“Eligible Person” means any employee (including any officer) of, non-employee consultant to, or Non-Employee Director of the Company or any Affiliate, or potential employee (including a potential officer) of, potential non-employee consultant to, or potential Non-Employee Director of the Company or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6(b), current or former employees or Non-Employee Directors of, or non-employee consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.32    “ERISA” has the meaning set forth in Section 5.4(a).

2.33    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

2.34    “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.35    “Fair Market Value” means, unless the Committee determines otherwise, a price that is based on the closing price of a Share reported on Nasdaq on the applicable date or on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or, if the Shares are not traded on such date, the immediately preceding trading day. Alternatively, if the Shares are exclusively traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or, if no such trades were made that day, then the most recent date on which Shares were so traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Grantee.

2.36    “FICA” has the meaning set forth in Section 16.1(a).

2.37    “Fiscal Year” means the twelve (12)-month period beginning on each February 1 and ending on the next following January 31.

2.38    “Good Reason” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Good Reason” means, except as otherwise set forth in the Award Agreement, without the Grantee’s consent, the following: (a) any action taken by the Company or an Affiliate which results in a material reduction in the Grantee’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (i) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (ii) any change in the geographic scope of the Grantee’s authority, duties or responsibilities will not, in any event and standing alone, constitute a substantial reduction in the Grantee’s authority, duties or responsibilities); (b) the assignment to the Grantee of duties that are materially inconsistent with Grantee’s authority, duties or responsibilities; (c) any material decrease in the Grantee’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or after a Change in Control; or (d) the relocation of the Grantee to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Grantee relocate his or her residence other than to that as of the date of grant of the Award, without the Grantee’s express written consent to either such relocation, which in either event would increase the Grantee’s commute by more than fifty (50) miles; provided, however, this subsection (d) shall not apply in the case of business travel which requires the Grantee to relocate temporarily for periods of ninety (90) days or less. Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Grantee where Cause for the Grantee’s termination by the Company or an Affiliate exists. The Grantee must give the Company or Affiliate that employs the Grantee notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and, upon the receipt of such notice, the Company or Affiliate that employs the Grantee shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day period, any termination of employment by the Grantee for “Good Reason” must occur within thirty (30) days after the period for remedying such condition or event has expired.

2.39    “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.40    “Grantee” means an Eligible Person to whom an Award has been granted under the Plan.

2.41    “Immediate Family” has the meaning set forth in Section 5.4(c).

2.42    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.43    “Incumbent Board Member” means an individual who either is (a) a member of the Board as of the effective date of the Board’s adoption of this Plan or (b) a member who becomes a member of the Board subsequent to the date of the Board’s adoption of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.44    “LTD Program” has the meaning set forth in Section 2.26(a).

2.45    “Management Committee” has the meaning set forth in Section 3.1(b).

2.46    “More Than Ten Percent (10%) Owner” has the meaning set forth in Section 6.4(b).

2.47    “Nasdaq” means the Nasdaq Capital Market.

2.48    “Net After Tax Receipt” has the meaning set forth in Article 17.

2.49    “Non-Employee Director” means a member of the Board, or the board of directors of an Affiliate, who is not an employee of the Company or any Affiliate.

2.50    “Non-Qualified Stock Option” means an option that is not intended to meet the requirements of Section 422 of the Code.

2.51    “Option” means an option granted under Article 6 of the Plan.

2.52    “Other Plans” has the meaning set forth in Section 6.4(d).

2.53    “Other Stock-Based Award” means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.54    “Overpayment” has the meaning set forth in Article 17.

2.55    “Parent Corporation” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.56    “Performance-Based Award” means an Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period.

“Performance Measures” mean one or more performance measures established by the Committee as a requirement for an Award to vest and/or become exercisable or settled. An Award may be contingent upon the Grantee’s continued employment or service in addition to the Performance Measures. In determining if the Performance Measures have been achieved, the Committee will adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also will adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or (v) other extraordinary non-reoccurring items.

2.57    “Performance Share” and “Performance Unit” mean an Award granted as a Performance Share or Performance Unit under Article 10.

2.58    “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.59    “Period of Vesting” means the period during which the Award is subject to forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.

2.60    “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.61    “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.62    “Plan” means this Streamline Health Solutions, Inc. 2024 Omnibus Incentive Compensation Plan, in its current form or as hereafter amended.

2.63    “Present Value” has the meaning set forth in Article 17.

2.64    “Prior Grants” has the meaning set forth in Section 6.4(e).

2.65    “Prior Plan” means the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended.

2.66    “Proceeding” has the meaning set forth in Section 18.11.

2.67    “Reduced Amount” has the meaning set forth in Article 17.

2.68    “Restricted Shares” means Shares issued under Article 9 that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.

2.69    “Restricted Stock Units” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject always to the Grantee paying the nominal value in cash for each such Share to the extent required by the Committee.

2.70    “Retirement” means a Grantee’s Termination of Service on or after attaining such age and/or completing such years of service as the Committee may determine and set forth in an Award Agreement.

2.71    “Returned Shares” has the meaning set forth in Section 4.1.

2.72    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.73    “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

2.74    “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.75    “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.76    “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.77    “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.78    “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

2.79    “Share” means the common stock, $0.01 par value per share, of the Company, and, unless the context otherwise requires, such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.80    “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.81    “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Award, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.

2.82    “Substitute Awards” has the meaning set forth in Section 5.6(b).

2.83    “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.

2.84    “Tax Date” has the meaning set forth in Section 16.1(a).

2.85    “Tendered Restricted Shares” has the meaning set forth in Section 6.5.

2.86    “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.

2.87    “Termination of Service” means (a) that the employee has terminated employment with the Company and its Affiliates, the non-employee consultant is no longer serving as a consultant to the Company or an Affiliate or the Non-Employee Director has ceased being a director of the Company or any Affiliate or (b) when an entity which is employing the employee or non-employee consultant or on whose board of directors the Non-Employee Director is serving, ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, an employee, non-employee consultant or Non-Employee Director of the Company or another Affiliate, at the time such entity ceases to be an Affiliate. In the event an employee, non-employee consultant or Non-Employee Director becomes one of the other categories of Eligible Persons upon the termination of such employee’s employment, such consultant’s consultancy or such Non-Employee Director’s service, unless otherwise determined by the Committee, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as such person is no longer an employee, non-employee consultant or Non-Employee Director. Notwithstanding the foregoing, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Service with respect to such Award shall mean the Grantee’s Separation from Service to the extent necessary for such Award to comply with Section 409A of the Code.

2.88    “Underpayment” has the meaning set forth in Article 17.

Article 3

Administration

3.1    Committee.

(a)    Subject to Article 12 and Section 3.2, the Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the Nasdaq listing standards and as Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3.

(b)    The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers or Non-Employee Directors, or who are (or are expected to be) Section 16 Persons at the time any such delegated authority is exercised.

(c)    Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, “Committee” shall include only the Compensation Committee.

3.2    Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a)    to determine when, to whom and in what types and amounts Awards should be granted;

(b)    to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award;

(c)    subject to Section 5.3 below, to determine whether, to what extent and under what circumstances, subject to Applicable Law, (i) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, (ii) an Award may be accelerated, vested, canceled, forfeited or surrendered, (iii) any terms of the Award may be waived, or (iv) whether to accelerate the exercisability of, or to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(d)    to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;

(e)    subject to Section 3.3 below, to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(f)    subject to Section 5.3 below, to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability or Termination of Service by the Company and its Affiliates without Cause, or termination by the Grantee for Good Reason or a Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A);

(g)    to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(h)    to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(i)    to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(j)    with the consent of the Grantee, to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(k)    subject to Section 3.3, to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(l)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(m)    to adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of state, foreign, and local law and procedures;

(n)    to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan;

(o)    to modify, extend or renew an Award, subject to Sections 1.3, 5.3 and 5.9, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Grantee;

(p)    subject to Section 3.3, to provide for the settlement of any Award in cash, Shares or a combination thereof; and

(q)    to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

The Company shall bear all expenses of administering the Plan.

Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may modify the terms and conditions of the Plan and/or any Award granted to Grantees outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; and take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other Applicable Law.

No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under Section 4.2.

Article 4
Shares Subject to the Plan and Maximum Awards

4.1    Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be (i) 6,000,000 Shares, plus (ii) that number of Shares remaining available for issuance as of the Effective Date under the Prior Plan (that is, Shares not subject to outstanding awards under the Prior Plan nor delivered from the Shares reserved under the Prior Plan), plus (iii) that number of Shares subject to awards granted under the Prior Plan that are outstanding as of the Effective Date and which become available in accordance with the provisions below after the stockholders of the Company approve the Plan. The total number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder shall not exceed 8,579,052. If the stockholders of the Company approve the Plan, no further awards shall be granted under the Prior Plan after the date of such approval; if the stockholders of the Company do not approve the Plan, the Prior Plan shall remain in effect for the grant of awards thereunder.

Shares covered by an Award shall only be counted as used to the extent actually used. A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of a stock-settled SAR, the total number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares with respect to which the SAR is exercised.

If any Award under the Plan, or any award under the Prior Plan that is outstanding as of the Effective Date, terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award, or such award under the Prior Plan that is outstanding as of the Effective Date, to the extent of any such termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, upon the exercise of any Award or any award under the Prior Plan granted in tandem with any other Award or any other award under the Prior Plan, such related Award or related award under the Prior Plan shall be cancelled to the extent of the number of Shares as to which the Award or the award under the Prior Plan is exercised and such number of Shares shall no longer be available for Awards under the Plan. If any Shares subject to an Award granted hereunder, or any award granted under the Prior Plan that is outstanding as of the Effective Date, are withheld or applied as payment in connection with the exercise of such Award or such award under the Prior Plan or the withholding or payment of taxes related thereto or Shares separately surrendered by the Grantee for any such purpose (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options or other purchase rights granted hereunder or under the Prior Plan. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by the rules of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted), and available shares of stock under a stockholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable requirements of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted).

Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.

The proceeds that the Company receives in connection with Awards granted under the Plan, if any, shall be used for general corporate purposes and shall be added to the general funds of the Company.

Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change in Control.

In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award and (v) any other terms and conditions of the Award. Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares or stock of the Company or all or substantially all of the assets of the Company, including by way of a court sanctioned compromise or scheme of arrangement, reorganization, merger, combination, purchase, recapitalization, liquidation, or sale, transfer, exchange or other disposition (a “Corporate Transaction”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the vesting of the Award is accelerated as described below) and with respect to any vested and nonforfeitable Awards, the Committee shall either (i) allow all Grantees to exercise such Awards in the nature of Options, SARs or other purchase rights to the extent then exercisable or to become exercisable upon the Change in Control within a reasonable period prior to the consummation of the Change in Control and cancel any Awards in the nature of Options, SARs or other purchase rights that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options, SARs or other purchase rights) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options, SARs or other purchase rights were exercised immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, if an Option, SAR or other purchase right is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to the outstanding Option, SAR or other purchase right equals or exceeds the amount payable per Share in the Change in Control, such Awards shall be cancelled without any payment to the Grantee.

Immediately prior to consummation of any Corporate Transaction that results in a Change in Control (subject to consummation of the Change in Control), all outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award. If the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, then all such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the twelve (12) months after the Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A).

Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) and such payment or settlement does not result in a violation of Section 409A of the Code. Additionally, with respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period and which is not assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall become vested, and be paid and settled, pursuant to Section 4.2(b) or (c), at target, with the amount prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period. If any such Awards are assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control at target, subject to the Grantee’s continued employment or other service, and such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the twelve (12) months after the Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A).

4.2    Individual Award Limits. Except as provided herein or in Section 5.6(b), no Grantee (other than a Non-Employee Director) may be granted in a single Fiscal Year any Awards denoted in Shares as of the date of grant (regardless of whether the Awards will be settled in Shares, cash or other property) with respect to more than 400,000 Shares (twice that limit for Awards that are granted to a Grantee (other than a Non-Employee Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout), subject to adjustment as provided in Section 4.2(a). The maximum potential value of any Awards denoted in cash or other property as of the date of grant (with the property valued as of the date of grant of the Award) (regardless of whether the Awards will be settled in Shares, cash or other property) that may be granted in any Fiscal Year to any Grantee (other than a Non-Employee Director) shall not exceed $500,000 (twice that limit for Awards that are granted to a Grantee (other than a Non-Employee Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout) for all such Awards. Such annual limitations apply to Dividend Equivalents under Article 11 only if such Dividend Equivalents are granted separately from and not as a feature of another Award (even if that feature is treated as a separate award for other purposes, including Section 409A of the Code). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary or unusual circumstances as the Committee may determine appropriate.

Article 5
    Eligibility and General Conditions of Awards

5.1    Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2    Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Grantee to the Company. Unless the Committee determines otherwise, any failure by the Grantee to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Grantee to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Award Agreement.

5.3    General Terms and Termination of Service. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 14.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including without limitation terms requiring forfeiture or transfer, acceleration or pro-rata acceleration of Awards in the event of a Termination of Service by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares subject to an Award be allotted and issued unless the nominal value per Share is paid in cash, to the extent required by Applicable Law. Except as otherwise determined by the Committee pursuant to this Section 5.3 or set forth in an Award Agreement, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Service shall be forfeited to the Company. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and performance-based Awards must have a performance period of at least one year; provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirements with respect to a maximum of five percent (5%) of the available Shares (the “5% Exception Limit”) authorized for issuance under the Plan (subject to adjustment under Section 4.2). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability, Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason or a Change in Control (provided such accelerated exercisability or vesting does not violate Code Section 409A). Additionally, notwithstanding any other provision of this Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable or payable under the Plan.

5.4     Nontransferability of Awards.

(a)    Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “DRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder.

(b)    No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)    Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and corresponding tandem Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award, after the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)    Nothing herein shall be construed as requiring the Company or any Affiliate to honor a DRO except to the extent required under Applicable Law.

5.5    Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Service. Additionally, notwithstanding any other provision of the Plan or any Agreement to the contrary, a Grantee shall forfeit any and all rights under an Award if the Grantee incurs a Termination of Service by the Company or any Affiliate for Cause.

5.6    Stand-Alone, Tandem and Substitute Awards.

(a)    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the related Incentive Stock Option.

(b)    The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7    Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code so that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

5.8    Extension of Term of Award.

(a)    Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Grantee to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as with respect to incentive stock options and related Awards).

(b)    This Section 5.8(b) applies to an Option or SAR if (i) the Grantee to whom the Option or SAR was granted remains in the continuous employment or service of the Company or an Affiliate from the date the Option or SAR was granted until the expiration date of such Option or SAR, (ii) on the expiration date the Fair Market Value of a share exceeds the exercise price of the Option or SAR, (iii) the Option or SAR has become exercisable on or before the expiration date and (iv) the term of the Option or SAR will not be extended as described above. In that event, subject to Sections 3.1(a), 5.8(a), 5.9, and 6.5 in all respects, each Option or SAR to which this Section 5.9(b) applies shall be exercised automatically on the expiration date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 5.8(b) shall result in the issuance to the Grantee of that number of whole Shares that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a Share on the expiration date over the Option exercise price multiplied by the number of Shares subject to the exercisable portion of the Option. A SAR that is exercised pursuant to this Section 5.8(b) shall be settled in accordance with its terms on the expiration date.

5.9    Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and rules and regulations of Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, and (iii) the Grantee has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

Article 6

Stock Options

6.1    Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, whether the Option is intended to be a Non-Qualified Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6(b) above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of Options.

6.3    Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6(b) above) and shall not be less than the nominal value per Share if required by Applicable Law.

6.4    Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:

(a)    shall be granted only to an employee of the Company, a Parent Corporation or a Subsidiary Corporation;

(b)    shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than Ten Percent (10%) Owner”), have an Exercise Price not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c)    shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)    shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e)    shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)    shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within ten (10) days of such a Disqualifying Disposition;

(g)    shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.5    Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)    cash, personal check, cash equivalent or wire transfer;

(b)    subject to Applicable Law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c)    subject to Applicable Law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d)    subject to Applicable Law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e)    subject to Applicable Law (including the prohibited loan provisions of Section 402 of Sarbanes-Oxley), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7
    Stock Appreciation Rights

7.1    Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.

7.2    Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.

7.3    SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b), the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of the related Option if granted in tandem therewith).

7.4    Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by (b) the number of Shares with respect to which the SAR is exercised. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised, unless the Award Agreement specifically provides otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5    Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8
    Restricted Shares

8.1    Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2    Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific time-based restrictions, Performance Measures, time-based restrictions on vesting following the attainment of the Performance Measures, and/or restrictions under Applicable Law.

8.3    Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by Applicable Law.

8.4    Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5    Voting and Dividend Equivalent Rights Attributable to Restricted Shares. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are Forfeited.

8.6    Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9
    Deferred Stock and Restricted Stock Units

9.1    Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 14 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

9.2    Vesting and Delivery.

(a)    Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without Cause or termination by the Grantee for Good Reason (provided such accelerated exercisability or vesting does not violate Code Section 409A).

(b)    Unless specified otherwise by the Committee in the Grantee’s Award Agreement for the Award of Restricted Stock Units, delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the Fiscal Year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without Cause or termination by the Grantee for Good Reason; (provided such accelerated exercisability or vesting does not violate Code Section 409A).

9.3    Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any such Dividend Equivalents with respect to such Deferred Stock or Restricted Stock Units, the Grantee will have the right to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate, or paid in cash if and at the time the Deferred Stock or Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents may be paid on Deferred Stock or Restricted Stock Units that are Forfeited.

Article 10
    Performance Units and Performance Shares

10.1    Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2    Value/Performance Goals. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

10.3    Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement provided that if it is to be in Shares, issuance of the Shares shall be subject to payment by the Grantee in cash of the nominal value for each Share so issued to the extent required by Applicable Law.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to vote or receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares, the Grantee shall have the right to vote the Shares in respect of such Performance Shares and the right to receive any dividends or Dividend Equivalents in respect of such Performance Units and Performance Shares, which dividends and Dividend Equivalents shall either be deemed reinvested in additional Shares of Performance Units or Performance Shares, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Performance Units or Performance Shares to which such dividends and Dividend Equivalents relate, or paid in cash if and at the time the Performance Units or Performance Shares are payable and/or no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends or Dividend Equivalents may be paid on Performance Units or Performance Shares that are forfeited.

Article 11

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.

Article 12
    Other Stock-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 13
    Non-Employee Director Awards

Subject to the terms of the Plan, the Committee may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards during any single Fiscal Year that, taken together with any cash fees paid to such Non-Employee Director during such Fiscal Year in respect of the Non-Employee Director’s service as a member of the Board during such Fiscal Year, exceeds $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes).

Article 14
    Amendment, Modification, and Termination

14.1    Amendment, Modification, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

14.2    Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall materially adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board reserves the authority to terminate a 409A Award granted under the Plan in return for payment of the vested portion of the 409A Award provided the termination and payment satisfies the rules under Section 409A of the Code.

Article 15
    Compliance with Code Section 409A

15.1    Awards Subject to Code Section 409A. The provisions of this Article 15 and Section 409A of the Code shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award to the extent required for the Award to comply with Section 409A of the Code.

15.2    Distributions. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than (i) Separation from Service; (ii) the date the Grantee becomes Disabled (as defined in Section 2.26(b)); (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (b) specified by the Grantee in an Election complying with the requirements of Section 409A of the Code; or (vi) a change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

Six-Month Delay. Notwithstanding anything herein or in any Award Agreement or election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death, to the extent required to comply with Code Section 409A.

15.3    Short-Term Deferral. If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee during which the Grantee’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code. All rights to payments and benefits under an Award shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.

Article 16

Withholding

16.1    Required Withholding.

(a)    The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)    payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii)    delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(iii)    requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv)    withholding from any other compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)    Notwithstanding the foregoing, any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount, if any, sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).

16.2    Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 17
    Limitation on Benefits

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan, alone or in combination with any other payments or distributions under any other plan, agreement or arrangement, would subject a Grantee to tax under Code Section 4999, the Committee may determine whether some amount of such payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Grantee under all Awards must be reduced to such Reduced Amount, but not below zero, with the amounts to be reduced so as to maximize the aggregate Net After Tax Receipts to the Grantee; provided, that, notwithstanding the foregoing, payments or benefits that are not subject to Section 409A of the Code shall be reduced before any payment or benefits that are subject to Section 409A of the Code and all such reductions shall comply with Section 409A of the Code with respect to any amounts subject to Section 409A of the Code. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Grantee of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article 17 are final, conclusive and binding upon the Company and the Grantee. It is the intention of the Company and the Grantee to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Grantee would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article 17, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Grantee which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Grantee could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Grantee, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by Applicable Law, which the Grantee must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Grantee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Grantee is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Grantee but no later than the end of the Grantee’s taxable year next following the Grantee’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Article 17, (i) “Net After Tax Receipt” means the Present Value of payments and benefits under this Plan and any other plan, agreement or arrangement, net of all taxes imposed on Grantee with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Grantee’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan and any other plan, agreement or arrangement, which (a) is less than the sum of all such payments and benefits under this Plan and any other plan, agreement or arrangement, and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan and any other plan, agreement or arrangement, were any other amount less than the sum of all payments and benefits to be made under this Plan. Any reduction of payments or benefits pursuant to this Article 17 shall be made in the following order (first against any such items that are not subject to Section 409A of the Code): (i) first against any cash compensation in order of the latest amounts to be paid and otherwise on a pro rata basis, (ii) second against any benefits otherwise payable in order of the latest amounts to be delivered and otherwise on a pro rata basis; and (iii) third against any equity or related awards in order of the latest amounts to be settled and otherwise on a pro rata basis.

Article 18
    Additional Provisions

18.1    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2    Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3    Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

18.4    Securities Law Compliance.

(a)    If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the date of the final prospectus or prospectus supplement relating to an underwritten public offering as the Company or such underwriter shall specify reasonably and in good faith. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)    If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any Applicable Law or result in the imposition of excise taxes on the Company or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, then the Committee may postpone any such exercise, non-forfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

(c)    The Committee may require each Grantee receiving Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Grantee is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, Nasdaq and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)    A Grantee shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

Awards Subject to Share Retention Guidelines and Claw-Back Policies. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Grantee under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of Sarbanes-Oxley, Dodd-Frank or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

18.5    No Rights as a Stockholder. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of grant of an Award, the Committee will require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.6    Employee Status. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Grantee and the Company and/or an Affiliate if, at the time of the determination, the Grantee is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Grantee on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute, agreement or contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute, agreement or contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Grantee so long as the Grantee continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Grantee’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Grantee’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Grantee will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Grantee is no longer the Company or an entity that qualifies as an Affiliate. With respect to any Award constituting deferred compensation with the meaning of Code Section 409A, nothing in this Section 18.7 shall be interpreted to modify the definition of Separation from Service.

Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.7    Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.8    Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by federal law.

18.9    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the State of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Grantee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the State of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Grantee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Grantee, at the Grantee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

18.10    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.11    Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.12    Military Service. To the extent required by Applicable Law, Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.13    Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural and words in the plural include the singular.

18.14    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation unless such retirement or other benefit specifically provides that an Award shall be counted as compensation for purposes of such plan.

18.15    Death/Disability. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or Disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the particular Award.

18.16    Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.17    Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.18    No Right to Continue in Service or Employment. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company. Nothing contained in the Plan or any Agreement shall confer upon any Grantee any right with respect to the continuation of employment or service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Grantee.

18.19    Payment on Behalf of Grantee or Beneficiary.

(a)    If the Grantee is incompetent to handle Grantee’s affairs at the time the Grantee is eligible to receive a payment from the Plan, the Committee will make payment to the Grantee’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Grantee’s duly appointed guardian, legal representative, next-of-kin or attorney-in-fact for the benefit of the Grantee.

(b)    If the Beneficiary of a deceased Grantee is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his or her next-of-kin for the benefit of the Beneficiary.

(c)    If the Committee for any reason considers it improper to direct any payment as specified in this Section 18.21, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.

(d)    Any payment made by the Committee pursuant to this Section 18.21 shall be in full satisfaction of all liability of the Plan, the Company and its Affiliates with respect to any benefit due a Grantee or a Grantee’s Beneficiary under this Plan.

18.20    Data Privacy. As a condition for receiving an Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Affiliates exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 18.22 in writing, without cost, by contacting the local human resources representative. The Company may cancel Grantee’s ability to participate in the Plan and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents in this Section 18.22. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

18.21    Miscellaneous.

(a)    No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Grantee at any time shall neither require the Committee to grant any other Award to such Grantee or other person at any time or preclude the Committee from making subsequent grants to such Grantee or any other person.

(b)    Nothing contained herein prohibits the Grantee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the SEC. The Grantee does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.

(c)    Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Grantee’s exercise of Options or the settlement of an Award if such Grantee is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Grantee is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(d)    Grantees are and at all times shall remain subject to the securities trading policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, SARs or sell Shares acquired pursuant to the Plan.

(e)    Notwithstanding any other provision of this Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance to the extent required by Applicable Law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(f)    The Committee has no obligation to search for the whereabouts of any Grantee or Beneficiary if the location of such Grantee or Beneficiary are not made known to the Committee.

streamline HEALTH® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/STRM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STRM

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Wyche T. "Tee" Green, III	☐	☐	02 - Matthew W. Etheridge	☐	☐	03 - Justin J. Ferayorni	☐	☐
04 - Kenan H. Lucas	☐	☐	05 - Jonathan R. Phillips	☐	☐	06 - Judith E. Starkey	☐	☐
07 - Benjamin L. Stilwill	☐	☐						

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears above. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

03ZFPC

The 2024 Annual Meeting of Stockholders of Streamline Health Solutions, Inc. will be held on Thursday, June 13, 2024, at 10:00 a.m., Eastern Time, virtually via the internet at meetnow.global/M6T9X4G.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Streamline Health Solutions, Inc.

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The undersigned hereby appoints Benjamin L. Stilwill and Bryant J. Reeves, III as Proxies, with full power of substitution, to vote as designated below all shares of the common stock of Streamline Health Solutions, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Streamline Health Solutions, Inc. to be held on June 13, 2024 at 10:00 a.m., Eastern time, and at any adjournment thereof.

The undersigned acknowledges having received from Streamline Health Solutions, Inc. prior to the execution of this Proxy, a Notice of Annual Meeting and a Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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